Exhibit 4.1

EXECUTION COPY

SSCE FUNDING, LLC,
as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

MASTER
INDENTURE

Dated as of November 23, 2004

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SECTION 3.6.	Opinion as to the Collateral
SECTION 3.7.	Performance of Obligations; Servicing of Transferred Receivables
SECTION 3.8.	Taxes
SECTION 3.9.	Annual Statement as to Compliance
SECTION 3.10.	Negative Covenants
SECTION 3.11.	Successor or Transferee
SECTION 3.12.	Notice of Pay Out Events and Events of Default
SECTION 3.13.	Further Instruments and Acts
ARTICLE IV	[RESERVED]
ARTICLE V	ISSUER PAY OUT EVENTS, EVENTS OF DEFAULTS AND REMEDIES
SECTION 5.1.	Issuer Pay Out Events
SECTION 5.2.	Events of Default
SECTION 5.3.	Remedies
SECTION 5.4.	Limitation of Suits
SECTION 5.5.	Unconditional Rights of Noteholders to Receive Principal and Interest
SECTION 5.6.	Restoration of Rights and Remedies
SECTION 5.7.	Rights and Remedies Cumulative
SECTION 5.8.	Delay or Omission Not a Waiver
SECTION 5.9.	Control by Noteholders
SECTION 5.10.	Waiver of Past Defaults
SECTION 5.11.	Undertaking for Costs
SECTION 5.12.	Waiver of Stay or Extension Laws
SECTION 5.13.	Action on Notes
SECTION 5.14.	Performance and Enforcement of Certain Obligations
SECTION 5.15.	Sale of Collateral
ARTICLE VI	INDENTURE TRUSTEE AND THE PAYING AGENT
SECTION 6.1.	Duties of Indenture Trustee
SECTION 6.2.	Rights of Indenture Trustee

SECTION 6.3.	Individual Rights of Indenture Trustee
SECTION 6.4.	Funds Held in Trust
SECTION 6.5.	Notice of Pay Out Events or Defaults
SECTION 6.6.	Reports by Indenture Trustee to the Noteholders
SECTION 6.7.	Compensation and Indemnity
SECTION 6.8.	Resignation and Removal; Appointment of Successor
SECTION 6.9.	Successor Indenture Trustee by Merger
SECTION 6.10.	Appointment of Co-Trustee or Separate Trustee
SECTION 6.11.	Eligibility; Disqualification
SECTION 6.12.	Acceptance by Trustee
SECTION 6.13.	Preferential Collection of Claims Against Issuer
SECTION 6.14.	Reports by Indenture Trustee to Noteholders
SECTION 6.15.	Representations and Warranties
SECTION 6.16.	The Paying Agent
ARTICLE VII	NOTEHOLDERS LISTS AND REPORTS
SECTION 7.1.	Note Registrar to Furnish Indenture Trustee Names and Addresses of Noteholders
SECTION 7.2.	Preservation of Information; Communications to Noteholders
SECTION 7.3.	Reports by Issuer
ARTICLE VIII	ACCOUNTS, DISBURSEMENTS AND RELEASES
SECTION 8.1.	Collection of Amounts Due
SECTION 8.2.	Trust Accounts
SECTION 8.3.	General Provisions Regarding Accounts
SECTION 8.4.	Rights of Noteholders
SECTION 8.5.	Statements to Noteholders
SECTION 8.6.	Collections and Allocations
SECTION 8.7.	Release of Collateral
SECTION 8.8.	Opinion of Counsel
ARTICLE IX	SUPPLEMENTAL INDENTURES
SECTION 9.1.	Supplemental Indentures Without Consent of Noteholders

SECTION 9.2.	Supplemental Indentures with Consent of Noteholders
SECTION 9.3.	Execution of Supplemental Indentures
SECTION 9.4.	Effect of Supplemental Indenture
SECTION 9.5.	Reference in Notes to Supplemental Indentures
SECTION 9.6.	Conformity with Trust Indenture Act
ARTICLE X	MISCELLANEOUS
SECTION 10.1.	Compliance Certificates and Opinions, etc
SECTION 10.2.	Form of Documents Delivered to Indenture Trustee
SECTION 10.3.	Acts of Noteholders
SECTION 10.4.	Notices, etc., to Indenture Trustee, Issuer and Rating Agencies
SECTION 10.5.	Notices to Noteholders; Waiver
SECTION 10.6.	Alternate Payment and Notice Provisions
SECTION 10.7.	Successors and Assigns
SECTION 10.8.	Severability
SECTION 10.9.	Benefits of Indenture
SECTION 10.10.	Legal Holidays
SECTION 10.11.	Governing Law
SECTION 10.12.	Counterparts
SECTION 10.13.	Recording of Indenture
SECTION 10.14.	Issuer Obligation
SECTION 10.15.	Communication by Noteholders with Other Noteholders
SECTION 10.16.	Agents of Issuer
SECTION 10.17.	Survival of Representations and Warranties
SECTION 10.18.	No Petition

EXHIBIT A	Form of Section 3.9 Officers’ Certificate

SCHEDULE 1	Perfection Representations and Warranties

ANNEX A	Definitions

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INDENTURE, dated as of November 23, 2004, between SSCE FUNDING, LLC, a Delaware limited liability company (“Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as trustee and not in its individual capacity (“Indenture Trustee”).  This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Article IX (an “Indenture Supplement,” and together with this Indenture and any amendments, the “Agreement”).  If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders thereof, it is mutually covenanted and agreed, for the benefit of all Noteholders, as follows:

GRANTING CLAUSE

Issuer, as security for Issuer’s obligations under the Notes and this Indenture, hereby Grants to the Indenture Trustee, on the date hereof, for the benefit of the Noteholders and Indenture Trustee, a security interest in all of Issuer’s right, title and interest in, to and under the following, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

(a)           the Transferred Receivables, including all obligations of the Obligors thereunder and all amounts due or to become due thereunder;

(b)           the Sale Agreement (excluding any obligations thereunder, but including the rights of Transferor under the Sale Agreement assigned to Issuer pursuant to the Transfer and Servicing Agreement), including the right of any Person to cause any Seller to repurchase SA Receivables from Transferor under the circumstances described therein;

(c)           the Transfer and Servicing Agreement (excluding any obligations thereunder, but including all rights of Transferor under the Sale Agreement assigned to Issuer pursuant to the Transfer and Servicing Agreement), including the right of any Person to cause Transferor to repurchase Transferred Receivables from Issuer under the circumstances described therein;

(d)           all funds, Financial Assets, Investment Property or other property on deposit from time to time in or credited to any of the Lock-Box Accounts or any of the Trust Accounts, including the proceeds thereof and income thereon;

(e)           all proceeds of any derivative contracts between Issuer or, to the extent assigned to Issuer, Transferor and a counterparty, as described in any Indenture Supplement;

(f)            all present and future claims, demands, causes and causes in action in respect of any or all of the property described in the foregoing clauses (a) through (e) and all payments on, under or in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, Series Accounts, promissory notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of any and all of the foregoing;

(g)           all rights, remedies, powers, privileges and claims of Issuer under or with respect to any Series Enhancement (whether arising pursuant to the terms of the Transfer and Servicing Agreement or otherwise available to Issuer at law or in equity);

(h)           all general intangibles relating to or arising out of any of the property described in the foregoing clauses (a) through (g);

(i)            all proceeds of any of the property described in the foregoing clauses (a) through (h); and

(j)            all other personal property of Issuer, of whatever kind or nature and wherever located.

Such Grant is made in trust to Indenture Trustee.

The Indenture Trustee (i) acknowledges such Grant and (ii) accepts the trusts under this Indenture in accordance with this Indenture and agrees, subject to the terms and conditions hereof, to perform its duties required in this Indenture to the best of its ability in accordance with the provisions hereof.

Issuer shall file, and hereby authorizes Indenture Trustee to file, a UCC financing Statement with a collateral description covering all of Issuer’s personal property, wherever located, whether now existing or arising in the future.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  Definitions.  Except as otherwise specified or as the context may otherwise require, capitalized terms used herein are defined in Annex A hereto.

SECTION 1.2.  Other Interpretive Matters.  All terms defined directly or by reference in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP, as in effect from time to time; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with Issuer’s fiscal calendar; (b) unless defined in this Indenture or the context otherwise requires, capitalized terms used in this Indenture which are defined in the UCC shall have the meaning given such term in the UCC; (c) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Indenture (or the certificate or other document in which reference is made); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Indenture, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term “including” means “including without limitation”; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (j) references to any Person include that Person’s successors and permitted assigns; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 1.3.  Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, at any time that this Indenture shall be qualified under the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following terms, where used in the TIA shall have the following meanings for the purposes hereof:

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means Indenture Trustee.

“obligor” on the indenture securities means Issuer.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.  References in this Indenture to any requirement under the TIA shall not be applicable unless this Indenture shall be qualified under the TIA.

ARTICLE II
THE NOTES

SECTION 2.1.  Form.  With respect to any Series, the Notes related thereto, together with Indenture Trustee’s certificate of authentication, shall be in substantially the form of an exhibit to the Indenture Supplement for such Series, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture.

Except as otherwise specified in the related Indenture Supplement, the Notes of each Series shall be issuable only in registered form and only in minimum denominations of at least $100,000; provided that the foregoing shall not restrict or prevent the registration or transfer in accordance with Section 2.4 of any Note having an Outstanding Principal Balance of other than an integral multiple of $1,000, or the issuance of a single Note of each Class, with a denomination less than $100,000.

SECTION 2.2.  Execution, Authentication and Delivery.  (a)  Each Note shall be executed by manual or facsimile signature on behalf of Issuer by any of its Authorized Officers.

(b)  Notes bearing the manual or facsimile signature of individuals who were at the time of signature Authorized Officers of Issuer shall bind Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

(c)  No Note shall be entitled to any benefit under this Indenture or the related Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

(d)  From time to time when permitted hereunder, Issuer shall execute and deliver Notes to Indenture Trustee for authentication together with an Issuer Request to the Trustee directing the authentication and delivery of such Notes and thereupon the same shall be authenticated and delivered by Indenture Trustee in accordance with such Issuer Request.

SECTION 2.3.  Temporary Notes.  Pending the preparation of Definitive Notes, when permitted hereunder, Issuer shall execute, and upon receipt of an Issuer Order, Indenture Trustee shall authenticate and deliver, temporary Notes of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of Issuer to be maintained as provided in Section 3.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, Issuer shall execute and Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture and the applicable Indenture Supplement as if they were Definitive Notes.

SECTION 2.4.  Registration; Registration of Transfer and Exchange.  (a)  Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, Issuer shall provide for the registration of Notes and the registration of transfers of Notes. Issuer hereby appoints Indenture Trustee as the initial “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided and Indenture Trustee hereby accepts such appointment. Upon any resignation of any Note Registrar, Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

If a Person other than Indenture Trustee is appointed by Issuer as the Note Registrar, Issuer will give Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and Indenture Trustee shall have the right to inspect the Note Register at all reasonable times, to obtain copies thereof and to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

(b)  Subject to Section 2.4(a) and any restrictions set forth in the related Indenture Supplement, upon surrender for registration of transfer of any Note at the office or agency of Issuer to be maintained as provided in Section 3.2, together with an assignment duly executed by the Noteholder of such Note or its duly authorized attorney-in-fact in form acceptable to the Indenture Trustee, Issuer shall execute, Indenture Trustee shall authenticate and the Noteholder shall obtain from Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class in any authorized denominations of a like aggregate principal amount.  At the option of a Noteholder, its Notes may be exchanged for other new Notes of the same Series or Class in any authorized denominations of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, subject to the terms hereof, Issuer shall execute, Indenture Trustee shall authenticate and the Noteholder shall obtain from Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive.  Indenture Trustee shall make a notation on any such new Note of the amount of principal, if any, that has been paid on such Note.

(c)  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of Issuer, evidencing the same debt and entitled to the same benefits under this Indenture and the related Indenture Supplement as the Notes surrendered upon such registration of transfer or exchange.

(d)  Every Note presented or surrendered for registration of transfer or exchange shall (if so required by Issuer or Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to Issuer and Indenture Trustee duly executed by, the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s

Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act.

(e)  The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the Indenture Supplement related to such Note.

(f)  No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but Issuer or Indenture Trustee may require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or 9.5.

SECTION 2.5.  Mutilated, Destroyed, Lost or Stolen Notes.  (a)  If:  (i) any mutilated Note is surrendered to Indenture Trustee, or Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to Indenture Trustee such security or indemnity as may be required by Indenture Trustee and Issuer to hold Indenture Trustee and Issuer, respectively, harmless, then, in the absence of notice to Issuer, the Note Registrar or Indenture Trustee that such Note has been acquired by a protected purchaser, Issuer shall execute, and upon its request Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class, Series and principal amount and bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be, due and payable, or shall have been called for redemption, instead of issuing a replacement Note, Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note (or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence), a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, Issuer and Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered (or payment made) or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by Issuer or Indenture Trustee in connection therewith.

(b)  Upon the issuance of any replacement Note under this Section 2.5, Issuer or Indenture Trustee may require the payment by such Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of Indenture Trustee) connected therewith.

(c)  Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class and Series duly issued hereunder.

(d)  The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6.  Persons Deemed Owner.  Prior to due presentment for registration of transfer of any Note, Issuer, Indenture Trustee and any agent of Issuer or Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payment on such Note pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note be overdue, and neither Issuer, Indenture Trustee nor any agent of Issuer or Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7.  Payment of Principal and Interest; Defaulted Interest.  (a)   Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date unless otherwise specified in the applicable Indenture Supplement.  However, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the above, the final installment of principal payable with respect to such Note (and except for the Redemption Price for any Note called for redemption pursuant to Section 2.19) shall be payable as provided in clause (b)(ii). The funds represented by any such checks returned undelivered shall be held in accordance with Section 6.16.

(b)  (i)   The principal of each Note shall be payable in installments on each applicable Payment Date in an amount set forth in the related Indenture Supplement, for such Payment Date.

(ii)  Notwithstanding the foregoing, the entire Outstanding Principal Balance of any affected Series shall be due and payable on: (A) the date on which an Event of Default shall have occurred and be continuing with respect to such Series if Indenture Trustee or the Noteholders representing not less than a majority of the Outstanding Principal Balance of the Notes of such Series have declared the Notes to be immediately due and payable in the manner provided in Section 5.2, and (B) if the Notes in any Series remain Outstanding, the Legal Final Maturity for such Series.

(iii)  Issuer shall notify Indenture Trustee, and Indenture Trustee shall subsequently notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date, of the date on which Issuer expects that the final installment of principal of and interest on such Note will be paid. Subject to its timely receipt of notice from the Issuer, the Indenture Trustee shall mail such notice no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment.

(c)  All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all Noteholders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. All payments on the Notes shall be made without any requirement of presentment but each Noteholder of any Note shall be deemed to agree, by its acceptance of the same, to surrender such Note at the Corporate Trust Office against payment of the final installment of principal of such Note.

SECTION 2.8.  New Issuances.  (a)  Pursuant to one or more Indenture Supplements, Issuer may issue one or more new Series of Notes (a “New Issuance”).  The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Indenture Supplement except, with respect to any Series or Class, as provided in the Indenture Supplement related to such Series.  Interest on and principal of the Notes of each outstanding Series shall be paid as specified in the Indenture Supplement relating to such outstanding Series.

(b)  On or before the Closing Date relating to any New Issuance, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of the new Series to be issued. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The obligation of Issuer to execute the Notes of any Series and of Indenture Trustee to authenticate such Notes (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) and to execute and deliver the related Indenture Supplement is subject to the satisfaction of the following conditions:

(i)  on or before the fifth Business Day immediately preceding the applicable Closing Date (unless a shorter period shall be acceptable to Indenture Trustee and each applicable Rating Agency), Issuer shall have given Indenture Trustee and, if there are any Rated Notes Outstanding, each Rating Agency notice (unless such notice requirement is otherwise waived) of such New Issuance and the Closing Date;

(ii)  Issuer shall have delivered to Indenture Trustee any related Indenture Supplement, in form satisfactory to Issuer and reasonably satisfactory to the Indenture Trustee, executed by each party hereto;

(iii)  Issuer shall have delivered to Indenture Trustee any Enhancement Agreement to be entered into in connection with such New Issuance executed by the Series Enhancer;

(iv)  if there are any Rated Notes Outstanding, the Rating Agency Condition shall have been satisfied with respect to such issuance;

(v)  such New Issuance will not result in any Event of Default or Issuer Pay Out Event and Issuer shall have delivered to Indenture Trustee an Officer’s

Certificate, dated the Closing Date to the effect that Issuer reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, result in an Event of Default or Issuer Pay Out Event;

(vi)  the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that the Aggregate Receivables Balance shall not be less than the Minimum Aggregate Receivables Balance as of the applicable Closing Date and after giving effect to such New Issuance; and

(vii)  Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel with respect to the enforceability of the related Indenture Supplement against the Issuer.

(c)  Upon satisfaction of the above conditions, pursuant to Section 2.2, Issuer, shall execute and Indenture Trustee shall, upon receipt of an Issuer Request, authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement.

SECTION 2.9.  Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than Indenture Trustee, be delivered to Indenture Trustee and shall be promptly canceled by Indenture Trustee. Issuer may at any time deliver to Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by Indenture Trustee.

SECTION 2.10.  Book-Entry Notes.  Unless otherwise provided in any related Indenture Supplement, the Notes of each Series and Class, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company (the initial Clearing Agency), or its custodian, by, or on behalf of, Issuer.  The Notes of each Series and Class shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of Cede & Co., the nominee of The Depository Trust Company as the initial Clearing Agency.

Unless and until definitive fully registered Notes (the “Definitive Notes”) are issued under the circumstances described in Section 2.12 or any applicable Indenture Supplement, no Note Owner shall be entitled to receive a Definitive Note representing such Note Owner’s interest in such Note.  Unless and until Definitive Notes have been issued to the Note Owners pursuant to Section 2.12 or any applicable Indenture Supplement:

(i)  the provisions of this Section 2.10 shall be in full force and effect with respect to each such Series;

(ii)  Issuer, the Note Registrar and Indenture Trustee, and their officers, directors, employees and agents may deal with the Clearing Agency for all purposes (including the payment of principal of and interest on the Notes of each such Series) as the authorized representative of the respective Note Owners;

(iii)  to the extent that this Section 2.10 conflicts with any other provisions of this Indenture, this Section 2.10 shall control with respect to each such Series;

(iv)  the rights of the respective Note Owners of each such Series shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such respective Note Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Note Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the related Notes to such Clearing Agency Participants; and

(v)  whenever this Indenture or any applicable Indenture Supplement requires or permits actions to be taken based upon instructions, directions, or the consent of Noteholders evidencing a specified percentage of the Outstanding Principal Balance of the Notes or of a particular Series or Class of Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in such Notes, Series or Class, as applicable, and has delivered such instructions to Indenture Trustee.

SECTION 2.11.  Notices to Clearing Agency.  Whenever a notice or other communication to any Noteholder is required under this Indenture, unless and until Definitive Notes have been issued to the related Note Owners, Indenture Trustee shall give all such notices and communications to the Clearing Agency.

SECTION 2.12.  Definitive Notes.  (a)   If: (i) Issuer advises Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Note Depository Agreement with respect to the Notes of a given Series, and Issuer is unable to locate a qualified successor, (ii) circumstances change so that the book-entry system through the Clearing Agency is less advantageous due to economic or administrative burden or if the use of the book-entry system becomes unlawful with respect to such Series and Issuer notifies Indenture Trustee in writing that because of such changes in circumstances it is terminating such book-entry system through the Clearing Agency with respect to such Series or (iii) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Outstanding Principal Balance of the Notes (or such other percentage as specified in the related Indenture Supplement) of such Series advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Note Owners of such Series, then the Clearing Agency has undertaken to notify all Note Owners of such Series and Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners of such Series requesting the same. Upon surrender to Indenture Trustee of the typewritten Notes of such Series representing the Book-Entry Notes by the Clearing Agency, accompanied by registration and transfer instructions from the Clearing Agency for registration, Issuer shall execute, and Indenture Trustee shall authenticate, the Definitive Notes of such Series in accordance with the instructions of the Clearing Agency and shall recognize registered holders of such Definitive Notes as Noteholders under this Indenture.  None of Issuer, the Note Registrar or Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the Clearing Agency with respect to such Series shall be deemed to be imposed upon and performed by Issuer, to the extent applicable with respect to such Definitive Notes, and Issuer shall recognize the holders of the relevant Definitive Notes of such Series as Noteholders hereunder.

(b)  Definitive Notes will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.

SECTION 2.13.  Treasury Notes.  In determining whether the Noteholders of the required Outstanding Principal Balance of Notes of a given Series have concurred in any direction, waiver or consent, any such Notes owned by Issuer or an Affiliate of Issuer shall be considered as though not Outstanding, except that for the purposes of determining whether Indenture Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded.

SECTION 2.14.  CUSIP Numbers.  Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, Indenture Trustee shall indicate the “CUSIP” numbers of the Notes in notices of redemption and related materials as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and related materials.

SECTION 2.15.  Perfection Representations and Warranties.  The parties hereto agree that the representations, warranties and covenants set forth in Schedule 1 shall be a part of this Indenture for all purposes.

SECTION 2.16.  Certain Transfer Restrictions.  (a)   The issuance, sale and transfer of the Notes of any Series shall be governed by the terms of this Indenture and the Indenture Supplement related to such Series.

(b)  No Note or any interest thereon may be sold or transferred (including by pledge or hypothecation) unless such sale or transfer is (i) pursuant to a valid registration under the Securities Act and any applicable state securities or “Blue Sky” laws, (ii) pursuant to Rule 144A, (iii) to a Non-U.S. Person in accordance with Regulation S or (iv) pursuant to another exemption from the registration requirements of the Securities Act and subject to the receipt by Issuer and Indenture Trustee of a certification by the transferee and, if requested by the Indenture Trustee, an Opinion of Counsel (satisfactory to Indenture Trustee) to the effect that the transfer is in compliance with the Securities Act, and, in each case, in compliance with any applicable state securities or “Blue Sky” laws.

In addition, such prospective purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by Indenture Trustee or Issuer, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Notes or any interest therein.  Neither Issuer nor Indenture Trustee is obligated to register the Notes under the Securities Act or any state securities laws.

In determining compliance with the transfer restrictions contained in this Section 2.16, Indenture Trustee may rely upon a written Opinion of Counsel (which may include in-house counsel of an Affiliate of Issuer), the cost of obtaining which shall be an expense of the Noteholder holding the Note to be transferred (or the transferee thereof).

(c)  Notwithstanding anything herein to the contrary, the Indenture Trustee shall have no obligation or duty to ascertain whether any transfer of a Note complies with, or otherwise to monitor or determine compliance with, the requirements or terms of this Indenture or the Securities Act, applicable state securities laws, or any other applicable law other than to require delivery of such certificates or opinions as are specifically required by the terms of this Indenture (and any Supplemental Indenture hereto with respect to a Series) to be provided to the Indenture Trustee by a prospective transferee or transferor, and to examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Indenture.

SECTION 2.17.  Legending of Notes.  Unless otherwise provided in any related Indenture Supplement, each Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”).  THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND IN GREATER WHOLE DOLLAR DENOMINATIONS, FOR THE PURCHASER AND FOR EACH SUCH ACCOUNT, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE, OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, IN A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND IN GREATER WHOLE DOLLAR DENOMINATIONS AND (B) IN ACCORDANCE WITH

ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.  EACH PURCHASER WILL BE DEEMED TO HAVE MADE, CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE INDENTURE.  ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.  IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST HEREIN VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

SECTION 2.18.  Notes to Constitute Indebtedness.  The parties hereto agree that it is their mutual intent that, for federal, state and local tax purposes, the Notes will constitute indebtedness. Further, each party hereto and each Noteholder (by accepting and holding a Note) hereby covenants to every other party hereto and to every other Noteholder to treat the Notes as indebtedness for federal, state and local tax purposes in all tax filings,  reports and returns and otherwise, and further covenants that neither it nor any of its Affiliates will take, or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the Notes as indebtedness for federal, state and local tax purposes. All successors and assignees of the parties hereto shall be bound by the provisions hereof.

SECTION 2.19.  Redemption.  (a)      If specified in the related Indenture Supplement, the Notes of any Series may be subject to redemption in whole, but not in part, on any Redemption Date specified in the related Indenture Supplement.  Following deposit of the applicable Redemption Price into the Collection Account for any Series in accordance with the related Indenture Supplement, the Noteholders of such Series shall have no further rights with respect to the Transferred Receivables or other Collateral, subject to Section 2.19(b).  In the event that Servicer or Issuer fails for any reason to deposit the applicable Redemption Price in the Collection Account, payments shall continue to be made to the Noteholders in accordance with the terms of the Indenture and the applicable Indenture Supplements.

(b)  All monies deposited pursuant to Section 2.19(a) shall be held in trust and applied by the Indenture Trustee to pay interest and principal on the related Notes for whose payment such monies have been deposited with the Indenture Trustee.

ARTICLE III
COVENANTS

SECTION 3.1.  Payment of Principal and Interest.   (a)   Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes, as specified in the Indenture Supplement related to such Notes.

(b)  The Noteholders of any Series as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date with respect to such Series as specified in the related Indenture Supplement.  All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

SECTION 3.2.  Maintenance of Office or Agency.  (a)   Issuer will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon Issuer in respect of the Notes and this Indenture may be served. Issuer hereby initially appoints Indenture Trustee at its Corporate Trust Office to serve as its agent for the purposes of the surrender of Notes for transfer, exchange and payment.  Notices and demands upon the Issuer may be served at the Issuer’s address specified for notices in Section 10.4.

(b)  The chief executive office of Issuer at which Issuer maintains its records with respect to the Transferred Receivables and the transactions contemplated hereby, is currently located at 8182 Maryland, Clayton, Missouri 63105.  Issuer will not change the location of such offices or its jurisdiction of organization, as defined in the UCC, without giving Indenture Trustee at least 30 days prior written notice thereof.

SECTION 3.3.  Paying Agent’s Obligations.  Issuer will cause each Paying Agent to comply with the obligations of the Paying Agent set forth in Section 6.16.

SECTION 3.4.  Existence.  (a)   Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization.

(b)  Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, and (ii) all requisite and appropriate organizational and other formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

SECTION 3.5.  Protection of the Collateral; Further Assurances.  Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable to:

(a)  more effectively make a Grant over all or any portion of the Collateral;

(b)  maintain or preserve the Lien (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(c)  perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture and perfect the Lien contemplated hereby in favor of Indenture Trustee;

(d)  enforce or cause Servicer to enforce any of the Collateral; or

(e)  preserve and defend against the claims of all Persons and parties, (i) title to the Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and the interests in the property included in the Collateral and (ii) the rights of Indenture Trustee and the Noteholders with respect to such Collateral (including the right to receive all payments due or to become due with respect to the Transferred Receivables) and interests with respect to the property included in the Collateral.

Issuer hereby designates Indenture Trustee as its agent and attorney-in-fact to file and/or execute any financing statement, continuation statement, writing of further assurance or other writing required to be executed and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate Indenture Trustee to file or execute any financing statement or continuation statement or to take any other action hereunder.

SECTION 3.6.  Opinion as to the Collateral.  On the Closing Date relating to the first Series of Notes, Issuer shall furnish to Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the Lien created by this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to perfect and make effective such Lien.

SECTION 3.7.  Performance of Obligations; Servicing of Transferred Receivables.  (a)   Issuer will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, any applicable Indenture Supplement, the Sale Agreement, the Transfer and Servicing Agreement or such other instrument or agreement.

(b)  Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, any applicable Indenture Supplement, the other Transaction Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by this Indenture, any applicable Indenture Supplement, the Sale Agreement, and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

(c)  Issuer hereby covenants and agrees that it will enforce the obligations of Servicer under the Transfer and Servicing Agreement and if a Servicer Default shall arise from the failure of Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Transferred Receivables, Issuer shall take all reasonable actions available to it to remedy such failure.

SECTION 3.8.  Taxes.  Issuer shall contest or pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Collateral.

SECTION 3.9.  Annual Statement as to Compliance.  Issuer will deliver to Indenture Trustee, prior to the date that is one-hundred five (105) days after the end of each calendar year of Issuer (commencing with the calendar year 2004), an Officers’ Certificate, substantially in the form of Exhibit A, stating that:

(i)  a review of the activities of Issuer during such year and of performance under this Indenture has been made under such Authorized Officers’ supervision; and

(ii)  to the best of such Authorized Officers’ knowledge, based on such review, Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officers and the nature and status thereof.

SECTION 3.10.  Negative Covenants.  So long as any Notes are Outstanding, Issuer shall not:

(a)  sell, transfer, exchange or otherwise dispose of any of the properties or assets of Issuer, including those included in the Collateral, except as expressly permitted by this Indenture and any Indenture Supplement and Section 9.2(b) of the Transfer and Servicing Agreement;

(b)  claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable State law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(c)  engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of, the Transferred Receivables and the interests in the property constituting the Collateral, the issuance of the Notes, and the specific transactions contemplated by Issuer’s limited liability company agreement and the Transaction Documents and activities incidental thereto;

(d)  issue, incur, assume, or allow to remain outstanding any indebtedness, or guaranty any indebtedness or otherwise become liable, directly or indirectly for any indebtedness of any Person, other than the Notes, except as contemplated by this Indenture and the other Transaction Documents;

(e)  (A) seek dissolution or liquidation or wind-up its affairs, in whole or in part, or reorganize its business or affairs or (B) amend its limited liability company agreement, as adopted by its initial member on the date hereof, in any material respect;

(f)  (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any Adverse Claim to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (C) permit the Lien of this Indenture not to constitute a valid first priority (other than with respect to any tax lien, mechanics’ lien or other lien not considered a Lien) “security interest” (as such term is defined in Section 1-201 of Article 1 of the UCC) in the Collateral;

(g)  make any loan or advance to any Affiliate of Issuer or to any other Person;

(h)  make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty);

(i)  directly or indirectly: (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any ownership or equity interest or security in or of Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security, (iii) set aside or otherwise segregate any amounts for any such purpose or (iv) make payments to or from the Collection Account, in each case, except in accordance with this Indenture and the Transaction Documents;

(j)  consolidate or merge with or into any other Person or convey or transfer any of its properties or assets, including those included in the Collateral, to any Person unless:

(i)  such Person shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State,

(ii)  such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to Indenture Trustee, in form satisfactory to Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of Issuer to be performed or observed, all as provided herein,

(iii)  immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iv)  if there are any Rated Notes Outstanding, the Rating Agency Condition shall have been satisfied with respect to such transaction;

(v)  Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to Issuer or any Noteholder;

(vi)  any action that is necessary to maintain the Lien created by this Indenture and the priority thereof shall have been taken; and

(vii)  Issuer shall have delivered to Indenture Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such supplemental indenture comply with this Section 3.10(j) and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing, if any, required by the Securities Exchange Act).

SECTION 3.11.  Successor or Transferee.  (a)  Upon any consolidation or merger of Issuer in accordance with Section 3.10(j), the Person formed by or surviving such consolidation or merger (if other than Issuer) shall succeed to, and be substituted for, and may exercise every right and power of and have every obligation of, Issuer under this Indenture with the same effect as if such Person had been named as the original Issuer.

(b)  Upon a conveyance or transfer of all the assets and properties of Issuer pursuant to Section 3.10(j), Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of Issuer with respect to the Notes immediately upon the delivery of written notice to Indenture Trustee stating that Issuer is to be so released.

SECTION 3.12.  Notice of Pay Out Events and Events of Default.  (a)  Issuer shall give Indenture Trustee and, if any Rated Notes are Outstanding, the Rating Agencies, prompt written notice of each Issuer Pay Out Event and Event of Default hereunder and each Servicer Default (and, in the case of an Servicer Default, shall specify in such notice the action, if any, Issuer is taking with respect to such Servicer Default).

(b)  Issuer shall deliver to Indenture Trustee, within five days after Issuer obtains actual knowledge thereof, written notice in the form of an Officers’ Certificate of any event that, with the giving of notice or the lapse of time or both, would become a Issuer Pay Out Event or an Event of Default under Article V, its status and what action Issuer is taking or proposes to take with respect thereto.

SECTION 3.13.  Further Instruments and Acts.  Upon request of Indenture Trustee, Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the provisions of this Indenture.

ARTICLE IV
[RESERVED]

ARTICLE V
ISSUER PAY OUT EVENTS, EVENTS OF DEFAULTS AND REMEDIES

SECTION 5.1.  Issuer Pay Out Events.  If any one of the following events (each, a “Issuer Pay Out Event”) shall occur:

(a)  the occurrence of an Insolvency Event relating to any Seller, Transferor or Issuer, or Transferor or any Seller shall become unable for any reason to sell Receivables to Transferor or Issuer, as applicable, in accordance with the provisions of the Sale Agreement or the Transfer and Servicing Agreement, as applicable;

(b)  Transferor or Issuer shall become subject to regulation by the Commission as an “investment company” within the meaning of the Investment Company Act; or

(c)  failure on the part of Transferor or Issuer to preserve and maintain its corporate or limited liability company existence, rights, franchises and privileges in the jurisdiction of its incorporation and to qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence would, if not remedied, materially adversely affect the interests of the Noteholders in the Transferred Receivables, or the ability of Transferor, Issuer or Servicer to perform its obligations under this Indenture or any other Transaction Document to which it is a party, if such failure is not remedied within 60 days of receipt of notice of such failure by Indenture Trustee, Issuer or Transferor; which failure continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor, Issuer or Servicer by Indenture Trustee, or to Transferor and Indenture Trustee by the Holders of Notes holding Outstanding Principal Balances aggregating more than 50% of the Collateral Amount of any Series;

then, a Issuer Pay Out Event shall occur without any notice or other action on the part of Indenture Trustee or any Noteholder immediately upon the occurrence of such event.

Upon the occurrence of a Issuer Pay Out Event, payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

SECTION 5.2.  Events of Default.  “Event of Default,” wherever used herein, means, with respect to any Series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  default in the payment of any interest on any Note of that Series when the same becomes due and payable, and such default shall continue for a period of 3 Business Days;

(b)  default in the payment of the principal of any Note of that Series, if and to the extent not previously paid, when the same becomes due and payable on its Legal Final Maturity; or

(c)  default in the observance or performance in any material respect of any covenant or agreement of Issuer made in this Indenture in respect of the Notes of such Series (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section 5.2 specifically dealt with) (all such covenants and agreements in the Indenture which are not expressly stated to be for the benefit of a particular Series being deemed to be in respect of the Notes of all Series for this purpose), or any representation or warranty of Issuer in respect of the Notes of such Series made in this Indenture or any Indenture Supplement or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default if Issuer delivers an Officer’s Certificate to Indenture Trustee to the effect that Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default and such default can be remedied in 90 days or less) after there shall have been given, by registered or certified mail, to Issuer by Indenture Trustee or to Issuer and Indenture Trustee by the Noteholders of more than 50% of the Outstanding Principal Balance of the Notes of such Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(d)  the occurrence of an Insolvency Event relating to Issuer.

SECTION 5.3.  Remedies.  (a)   If an Event of Default should occur and be continuing with respect to a Series, Indenture Trustee may, and at the written direction of the Noteholders of such Series, pursuant to Section 5.9 or, in the case of clause (vii) below, at the written direction of the Noteholders of not less than 66 2/3% of the Outstanding Principal Balance of the Notes of such Series, Indenture Trustee shall, do one or more of the following:

(i)  declare all the Notes of such Series to be immediately due and payable, by a notice in writing to Issuer, and upon any such declaration the Outstanding Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable;

(ii)  in the case of an Event of Default described in Section 5.2(a) or (b), demand Issuer to pay, as specified in the Indenture Supplement for such Series, to Indenture Trustee, for the benefit of the Noteholders of such Series, the whole amount then due and payable on the Notes of such Series for principal and interest, with interest upon the overdue principal at the applicable interest rate, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel;

(iii)  institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of such Series or under this Indenture and the Indenture Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from Issuer amounts adjudged due;

(iv)  exercise any remedies of a secured party under the UCC as in effect in the State of New York and take any other appropriate action to protect and enforce the rights and remedies of Indenture Trustee and the Noteholders of such Series;

(v)  sell the Collateral, or any portion thereof or rights or interest therein, in an amount up to the lesser of (a) 110% of the Collateral Amount of such Series and (b) the Series Allocation Percentage of the Aggregate Receivables Balance, at one or more public or private sales called and conducted in any manner permitted by law, in accordance with Section 5.15;

(vi)  make demand upon Issuer, by written notice, that Issuer deliver to Indenture Trustee all Records (in which event Issuer covenants to make demand upon Servicer to so deliver such Records); and

(vii)  exercise all rights, remedies, powers, privileges and claims of Issuer against Servicer or Transferor under or in connection with the Transfer and Servicing Agreement, including the right or power to terminate or to take any action to compel or secure performance or observance by Servicer or Transferor of each of their obligations to Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement, and any right of Issuer to take such action shall be suspended;

provided, however, that Indenture Trustee may not sell or otherwise liquidate Collateral following an Event of Default, other than an Event of Default described in Section 5.2(a) or (b), unless: (A) the Noteholders of the Outstanding Principal Balance of all the Notes of the affected Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) Indenture Trustee determines that such Collateral will not continue to provide sufficient funds for the payment of principal of and interest on such Notes as they would have become due if such Notes had not been declared due and payable, and Indenture Trustee obtains the consent of the Noteholders of 66-2/3% of the Outstanding Principal Balance of the affected Series.  In determining whether to sell or hold Collateral, Indenture Trustee may, but need not, obtain, at the expense of the Servicer, and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of such Collateral to discharge in full all amounts then due and unpaid upon the Notes of the affected Series for principal and interest.

(b)  At any time after a declaration of acceleration of maturity of an affected Series has been made and before a judgment or decree for payment of the amount due has been obtained by Indenture Trustee as hereinafter in this Article V provided, the Noteholders of Notes representing not less than a majority of the Outstanding Principal Balance of such Series, by written notice to Issuer and Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)  Issuer has paid or deposited with Indenture Trustee a sum sufficient to pay:

(A)  all payments of principal of and interest on all Notes of such Series and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B)  all sums paid or advanced by Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of Indenture Trustee and its agents and counsel, and all other amounts due to Indenture Trustee pursuant to Section 6.7; and

(ii)  all Events of Default, other than the nonpayment of the principal of the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.10.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(c)  Notwithstanding Sections 5.13 and 8.6, if Indenture Trustee collects any money or property pursuant to this Article V following the acceleration of the Notes of the affected Series pursuant to this Section 5.2 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:                                           to Indenture Trustee for amounts due pursuant to Section 6.7; and

SECOND:                            for application and payment in accordance with the related Indenture Supplement and other fees and expenses payable in connection therewith under the applicable Indenture Supplement, including the amounts payable under any Series Enhancements with respect to such Series.

(d)  In case (i) there shall be pending, relative to Issuer or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or (ii) a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Issuer or its property or such other Person, or (iii) of any other comparable judicial Proceedings relative to Issuer, or to the creditors or property of Issuer, then Indenture Trustee (irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether Indenture Trustee shall have made any demand pursuant to this Section 5.2), shall be entitled and empowered to, and at the written direction of the requisite Noteholders pursuant to Section 5.9 shall, by intervention in such Proceedings or otherwise:

(A)  file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of Indenture Trustee (including any claim for reasonable compensation to Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith, and all other amounts due to Indenture Trustee pursuant to Section 6.7) and of the Noteholders of such Series allowed in such Proceedings;

(B)  unless prohibited by applicable law or regulations, vote on behalf of the Noteholders of such Series in any election of a trustee, a standby trustee or any Person performing similar functions in any such Proceedings;

(C)  collect and receive any amounts or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of Indenture Trustee on their behalf; and

(D)  file such proofs of claim and other papers or documents and take such other action (including sitting on a committee of creditors) as may be necessary or advisable in order to have the claims of Indenture Trustee or the Noteholders of such Series allowed in any judicial Proceedings relative to Issuer, its creditors and its property;

and any trustee, receiver, liquidator, assignee, custodian, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to Indenture Trustee, and, in the event that Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, willful misconduct or bad faith, and all other amounts due to Indenture Trustee pursuant to Section 6.7.

(e)  Nothing herein contained shall be deemed to authorize Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by Indenture Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders of the affected Series as provided herein.

(g)  In any Proceedings brought by Indenture Trustee (and also any Proceedings to which Indenture Trustee is a party involving the interpretation of any provision of this Indenture), Indenture Trustee shall be held to represent all the Noteholders of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

SECTION 5.4.  Limitation of Suits.  No Noteholder shall have any right to institute any Proceeding, with respect to this Indenture or any Indenture Supplement, or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless:

(i)  such Noteholder has previously given written notice to Indenture Trustee of a continuing Event of Default;

(ii)  the Noteholder(s) of not less than 66-2/3% of the Outstanding Principal Balance of the Notes of each affected Series have made written request to Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)  such Noteholder(s) have offered to Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)  Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding;

(v)  so long as any of the Notes of such Series remain Outstanding, no direction by other Noteholders inconsistent with such written request has been given to Indenture Trustee during such 60-day period by the Noteholders of 66-2/3% of the Outstanding Principal Balance of the Notes of such Series; and

(vi)  with respect to any bankruptcy reorganization, arrangement, insolvency or liquidation proceedings, or similar proceedings under any United States Federal or State bankruptcy or similar law, the Noteholders representing not less than 66 2/3% of the Outstanding Principal Balance of each Class of Notes of each Series that remains Outstanding has consented thereto in writing; provided that the foregoing shall not in anyway limit the Noteholder’s rights to pursue any other creditor rights or remedies that the Noteholders may have for claims against Issuer;

it being understood and intended that no one or more Noteholder(s) of the affected Series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder of such Series or to obtain or to seek to obtain priority or preference over any other Noteholder(s) of such Series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the other Noteholders of the same Series.  Nothing in this Section shall be construed as limiting the rights of otherwise qualified Noteholders to petition a court for the removal of an Indenture Trustee pursuant to Section 6.8.

In the event Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of an affected Series, each representing less than a majority of the Outstanding Principal Balance of the Notes of such Series, Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.5.  Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture or any Indenture Supplement, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.6.  Restoration of Rights and Remedies.  If Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to Indenture Trustee or to such Noteholder, then and in every such case Issuer, Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.7.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes in Section 2.5(d), no right or remedy herein conferred upon or reserved to Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.8.  Delay or Omission Not a Waiver.  No delay or omission of Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.9.  Control by Noteholders.  Except as otherwise expressly provided in this Indenture or any Indenture Supplement, the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of any affected Series shall have the right to:  (i) direct the time, method and place of conducting any Proceeding for any remedy available to Indenture Trustee with respect to such Series or (ii) exercise any trust or power conferred on Indenture Trustee with respect to such Series; provided, that such direction shall not be in conflict with any rule of law or with this Indenture; provided, further, that, subject to Section 6.1, Indenture Trustee need not take any action that it determines might subject it to liability for which it is not indemnified to its satisfaction or might materially adversely affect the rights of any Noteholder(s) of an affected Series not consenting to such action.  Indenture Trustee may take any other action deemed proper by Indenture Trustee that is not inconsistent with such direction.

SECTION 5.10.  Waiver of Past Defaults.  Subject to Section 5.3(b), the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes of the affected Series (or with respect to any Series with two or more Classes, each Class) may waive any past Default or Event of Default and its consequences except a Default: (a) in payment of principal of or interest on any of the Notes of such Series or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder of such Series. In the case of any such waiver, Issuer, Indenture Trustee and the Noteholders of the affected Series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom with respect to such Series shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 5.11.  Undertaking for Costs.  All parties to this Indenture agree (and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.11 shall not apply to: (a) any suit instituted by Indenture Trustee, (b) any suit instituted by any Noteholder(s) holding in the aggregate more than 10% of the Outstanding Principal Balance of the Notes of the affected Series or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Notes and the related Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

SECTION 5.12.  Waiver of Stay or Extension Laws.  Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture; and Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.13.  Action on Notes.  Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the Lien of this Indenture nor any rights or remedies of Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by Indenture Trustee against Issuer or by the levy of any execution under such judgment upon any portion of the Collateral. Any funds or other property collected by Indenture Trustee shall be applied in accordance with Section 8.6 or, following acceleration of the Notes, Section 5.3(c), as applicable.

SECTION 5.14.  Performance and Enforcement of Certain Obligations.  Promptly following a request from Indenture Trustee to do so and at Issuer’s expense, Issuer shall take all such lawful action to compel or secure the performance and observance by Servicer of its obligations to Issuer under or in connection with the Transfer and Servicing Agreement or by Transferor of its obligations to Issuer under or in connection with the Transfer and Servicing Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to Issuer under or in connection with the Transfer and Servicing Agreement, in each case to the extent and in the manner directed by Indenture Trustee, including the transmission of notices of default on the part of Servicer or Transferor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by Servicer or Transferor of each of their obligations under the Transfer and Servicing Agreement.

SECTION 5.15.  Sale of Collateral.  (a)   The power to effect any sale of any portion of the Collateral described pursuant to Section 5.3 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until Collateral in an amount up to the Collateral Amount of the affected Series shall have been sold or all amounts due to the Noteholders of the affected Series under this Indenture and the applicable Indenture Supplement have been paid in full.  Indenture Trustee may from time to time, upon directions in accordance with Section 5.9, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of Collateral, Indenture Trustee shall have provided each Noteholder of the affected Series with notice of such sale at least two weeks in advance of such sale, which notice shall specify the date, time and location of such sale.

(b)  To the extent permitted by applicable law, Indenture Trustee shall not sell Collateral, or any portion thereof, to a third party in any private sale unless,

(i)  the Noteholders of not less than 66-2/3% of the then Outstanding Principal Balance of the Notes of the affected Series consent to or direct Indenture Trustee in writing to make such sale; or

(ii)  the net proceeds of such sale would be not less than the sum of all amounts due to the Noteholders of the affected Series under this Indenture and the Indenture Supplement related to such Series.

The foregoing provisions shall not preclude or limit the ability of Indenture Trustee to purchase all or any portion of the Collateral at a private sale.

(c)  In connection with a sale of all or any portion of the Collateral:

(i)  any one or more Noteholders (other than Transferor and its Affiliates) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Noteholder of the affected Series may, in paying the purchase price therefor, deliver in lieu of cash any Outstanding Notes of such Series or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Notes of the affected Series, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholders of such Series after being appropriately stamped to show such partial payment;

(ii)  Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of Issuer to transfer and convey any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iii)  Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring, without representation, warranty or recourse, any portion of the Collateral in connection with a sale thereof; and

(iv)  no purchaser or transferee at such a sale shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(d)  The method, manner, time, place and terms of any sale of all or any portion of the Collateral shall be commercially reasonable.

(e)  The provisions of this Section 5.15 shall not be construed to restrict the ability of Indenture Trustee to exercise any rights and powers against Issuer or all or a portion of the Collateral that are vested in Indenture Trustee by this Indenture, including the power of Indenture Trustee to proceed against the Collateral subject to the Lien of this Indenture and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

(f)  The purchase price received by Indenture Trustee in respect of any sale made in accordance with this Section 5.15 shall be deemed conclusive and binding on the parties hereto and the Noteholders and the proceeds of such sale shall be applied in accordance with Section 8.6.

ARTICLE VI
INDENTURE TRUSTEE AND THE PAYING AGENT

SECTION 6.1.  Duties of Indenture Trustee.  (a)   If an Event of Default has occurred and is continuing, Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise of such rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default actually known to a Responsible Officer:

(i)  Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against Indenture Trustee; and

(ii)  in the absence of bad faith or negligence on its part, Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to Indenture Trustee and conforming to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions that are specifically required to be furnished to Indenture Trustee pursuant to any provision of this Indenture or any Indenture Supplement, Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the applicable Indenture Supplement.

(c)  If any Rated Notes are Outstanding, Indenture Trustee shall promptly notify each Rating Agency after the occurrence thereof, of any Event of Default, Series Pay Out Event for such Rated Notes or Issuer Pay Out Event of which a Responsible Officer has actual knowledge.

(d)  No provision of this Indenture shall be construed to relieve Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)  this clause (d) does not limit the effect of clause (b) of this Section;

(ii)  Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii)  Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Indenture;

(iv)  Indenture Trustee shall not be charged with knowledge of a Default, an Event of Default, Series Pay Out Event, Issuer Pay Out Event or Servicer Default or any other matter the occurrence of which would require it to take action (or omit to take action hereunder) unless a Responsible Officer receives written notice of, or obtains actual knowledge of, such event; and

(v)  Indenture Trustee shall have no duty to monitor the performance of Issuer or its agents, including the Servicer, nor shall it have any liability in connection with malfeasance or nonfeasance by Issuer or its agents, including the Servicer.  Indenture Trustee shall have no liability in connection with compliance of Issuer or its agents with statutory or regulatory requirements related to the Receivables. Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any assignment of the Receivables to the Collateral or Indenture Trustee.

(e)  Indenture Trustee shall not be liable for interest on any amounts received by it, except as Indenture Trustee may agree in writing with Issuer.

(f)  No provision of this Indenture shall require Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits); even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to Indenture Trustee shall be subject to this Section and the TIA.

(h)  Indenture Trustee:

(i)  shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System;

(ii)  shall, to the extent that any of the Trust Accounts is a Securities Account, comply with all of the obligations of a Securities Intermediary under Article 8 of the UCC with respect thereto;

(iii)  agrees that each item of investment property including cash received by it for deposit in or credit to a Trust Account, and each investment made by it pursuant to Section 8.5 shall constitute and be treated by it as a Financial Asset; and

(iv)  shall not, except with respect to Indenture Trustee as provided herein, consent to or permit anyone to have “control” (as such term is defined in Section 8-106 of Article 8 of the UCC and Section 9-401 of Article 9 of the UCC) of any of the Trust Accounts.

SECTION 6.2.  Rights of Indenture Trustee.  (a)  Subject to the provisions of Section 6.1:

(i)  Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)  any request or direction or action of Issuer mentioned herein shall be sufficiently evidenced by an Issuer Order;

(iii)  whenever in the administration of this Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(iv)  Indenture Trustee may consult with counsel as to legal matters and the advice or opinion of any such counsel selected by Indenture Trustee with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v)  Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders or any other party pursuant to this Indenture, unless such Noteholders or such party, as applicable, shall have offered to Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(vi)  Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness, or other paper or document, but Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Issuer, personally or by agent or attorney;

(vii)  Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder with the consent of the Issuer;

(viii)  Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(ix)  Indenture Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Issuer;

(x)  the permissive rights of Indenture Trustee to do things enumerated in this Indenture shall not be construed as a duty and Indenture Trustee shall not be answerable for other than its gross negligence or willful default;

(xi)  in the event that Indenture Trustee is also acting as Paying Agent or Note Registrar hereunder, the rights and protections afforded to Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent or Note Registrar; and

(xii)  Indenture Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between Issuer and any Person with respect thereto, or the perfection of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

Nothing herein shall be construed to impose an obligation on the part of the Indenture Trustee to recalculate, evaluate or verify any report, certificate or information received by it from the Issuer or Servicer.

(b)  The recitals contained in the Agreement and in the Notes, except Indenture Trustee’s certificates of authentication, shall be taken as the statements of Issuer, and Indenture Trustee assumes no responsibility for their correctness. Indenture Trustee makes no representations as to the validity or sufficiency of the Agreement or the Notes, except to the extent provided by Indenture Trustee’s certificate of authentication on the Notes.  Indenture Trustee shall not be accountable for the use or application by Issuer of the proceeds of the Notes.

SECTION 6.3.  Individual Rights of Indenture Trustee.  Indenture Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner of Notes or otherwise extend credit to Issuer. Indenture Trustee may otherwise deal with Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, Indenture Trustee must comply with Sections 6.11 and 6.13.

SECTION 6.4.  Funds Held in Trust.  Funds and investments and other property held by Indenture Trustee shall be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by law.

SECTION 6.5.  Notice of Pay Out Events or Defaults.  If a Default, Series Pay Out Event or Issuer Pay Out Event occurs and is continuing and is known to a Responsible Officer, Indenture Trustee shall mail to the affected Noteholders or all Noteholders, as applicable, notice of such Default, Series Pay Out Event or Issuer Pay Out Event within 45 days after it occurs.  Except in the case of a Default, Series Pay Out Event or Issuer Pay Out Event relating to the failure to pay principal or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.  If the Servicer fails to deliver to the Indenture Trustee a report required to be delivered pursuant to Section 5.5 of the Transfer and Servicing Agreement within ten Business Days of the date on which such report is required to be delivered, the Indenture Trustee will promptly notify the Noteholders and the Rating Agencies of such failure.

SECTION 6.6.  Reports by Indenture Trustee to the Noteholders.  The Indenture Trustee shall deliver to each Noteholder such information in its possession with respect to the Notes as may be required to enable such Noteholder to prepare its Federal, State and other income tax returns. To the extent required in the Indenture Supplement for any Series, on or before the date prescribed by applicable law, Indenture Trustee shall mail to each Noteholder of a Note in such Series a brief report as of such date that complies with TIA § 313(a) (if required by said section).

SECTION 6.7.  Compensation and Indemnity.  Servicer shall pay to Indenture Trustee from time to time reasonable compensation for its services hereunder as Servicer and Indenture Trustee may agree in writing (which compensation shall not be limited by any law on compensation of a trustee of an express trust).  Servicer shall reimburse Indenture Trustee upon its request, for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of Indenture Trustee’s agents, counsel, accountants and experts.  Servicer shall indemnify Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees) incurred by them to the extent related to or arising out of the administration of this Indenture and any Indenture Supplement and the performance of its duties hereunder and thereunder.  Indenture Trustee shall notify Servicer promptly of any claim for which it may seek indemnity. Failure by Indenture Trustee to so notify Servicer shall not relieve Servicer of its obligations hereunder. Servicer shall defend the claim and Indenture Trustee may have separate counsel and Servicer shall pay the fees and expenses of such counsel. Servicer need not reimburse any expense or indemnify against any loss, liability or expense incurred by Indenture Trustee through Indenture Trustee’s own willful misconduct, negligence or bad faith.

Servicer’s payment obligations to Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture, the resignation or removal of the Indenture Trustee and payment in full of the Notes.  When Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.2(d), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or similar law.

SECTION 6.8.  Resignation and Removal; Appointment of Successor.  No resignation or removal of Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section.  Indenture Trustee may resign at any time by giving 30 days written notice to Issuer and if any Rated Notes are Outstanding, the Rating Agencies.  The Noteholders of not less than 66-2/3% of the Outstanding Principal Balance of the Notes may remove Indenture Trustee by so notifying Indenture Trustee in writing and may appoint a successor Indenture Trustee. Issuer shall remove Indenture Trustee if:

(i)  Indenture Trustee fails to comply with Section 6.11;

(ii)  Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)  a receiver or other public officer takes charge of Indenture Trustee or its property; or

(iv)  Indenture Trustee otherwise becomes incapable of acting.

If Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), Issuer shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, Issuer or the Noteholders of not less than a majority of the Outstanding Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of Indenture Trustee pursuant to this Section, Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee. The retiring Indenture Trustee shall have no liability for any act or omission by any successor Indenture Trustee.

SECTION 6.9.  Successor Indenture Trustee by Merger.  If Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee. Indenture Trustee shall provide Issuer and, to the extent that any Rated Notes are Outstanding, the Rating Agencies prior written notice of any such transaction; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.

In case at the time such successor(s) by merger, conversion or consolidation to Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to Indenture Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor to Indenture Trustee; and in all such cases such certificates of authentication shall have the full force and effect to the same extent given to the certificate of authentication of Indenture Trustee anywhere in the Notes or in this Indenture.

SECTION 6.10.  Appointment of Co-Trustee or Separate Trustee.  (a)   Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-trustee(s), or separate trustee(s) for the benefit of the Noteholders, and to vest in such Person(s), in such capacity, all rights hereunder with respect to the Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  all rights, powers, duties and obligations conferred or imposed upon Indenture Trustee shall be conferred or imposed upon and exercised or performed by Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, Indenture Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of rights with respect to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of Indenture Trustee;

(ii)  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)  Indenture Trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, Indenture Trustee. Every such instrument shall be filed with Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e)  Indenture Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Collateral may be located.

SECTION 6.11.  Eligibility; Disqualification.  There shall at all times be an Indenture Trustee hereunder which shall (a) be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition;  (c) be subject to supervision or examination by federal or state authority; and (d) at the time of appointment, shall have a long term senior, unsecured debt rating of “Baa3” or better by Moody’s (or, if not rated by Moody’s, a comparable rating by another statistical rating agency).

If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

If a default occurs under this Indenture or any Indenture Supplement, and Indenture Trustee is deemed to have a conflicting interest as a result of acting as trustee for more than one Series or Class of Notes, a successor Indenture Trustee shall be appointed for one or more of such Classes or Series, so that Indenture Trustee for any one of the affected Classes or Series is different from Indenture Trustees for the other affected Classes or Series.  No such event shall alter the voting rights of the Noteholders of such Classes or Series under this Indenture, any Indenture Supplement or any other Transaction Document.  However, so long as any amounts remain unpaid with respect to any Class of Notes, only Indenture Trustee for the Noteholders of such Class will have the right to exercise remedies under this Indenture or the applicable Indenture Supplement (but subject to the express provisions of Section 5.3 and to the right of the Noteholders of any subordinate Class within the same Series to receive their share of any proceeds of enforcement.  Upon repayment of the Class of Notes with the higher payment priority in full, all rights to exercise remedies under this Indenture will transfer to Indenture Trustee for the next subordinate Class of Notes within the same Series.

In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Series or Class of Notes, Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Series or Class of Notes shall execute and deliver an indenture supplemental hereto wherein the successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of the Series or Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Series or Classes of Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of each Series or Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (iii) shall add to or change any of the provisions of this Indenture and the applicable Indenture Supplement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein.

SECTION 6.12.  Acceptance by Trustee.  Indenture Trustee hereby acknowledges the grant of a Lien on the Collateral and the receipt of a Lien on the assets constituting the Collateral granted by Issuer hereunder and declares that Indenture Trustee, through a custodian, will hold such Lien on the Collateral in trust, for itself and for the use and benefit of all Noteholders subject to the terms and provisions hereof.

SECTION 6.13.  Preferential Collection of Claims Against Issuer.  Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.14.  Reports by Indenture Trustee to Noteholders.  To the extent required by the TIA, on or before the date prescribed by applicable law, Indenture Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a).  Indenture Trustee also shall comply with TIA Section 313(b).  Indenture Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each such report required under TIA Section 313 shall, at the time of such transmission to Noteholders be filed with the Commission and with each stock exchange or other market system on which the Notes are listed.  Issuer shall notify Indenture Trustee in writing if the Notes become listed on any stock exchange or market trading system.

SECTION 6.15.  Representations and Warranties.  Indenture Trustee hereby represents that:

(a)  Indenture Trustee is duly organized and validly existing as a New York banking corporation in good standing under the laws of the State of New York with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)  Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by Indenture Trustee by all necessary corporate action;

(c)  each of this Indenture and the other Transaction Documents to which it is a party has been duly executed and delivered by Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms;

(d)  the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of Indenture Trustee; and

(e)  to the best of Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

SECTION 6.16.  The Paying Agent.  Issuer hereby appoints Indenture Trustee as the initial Paying Agent.  All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from any Trust Account pursuant to Section 8.6 and the applicable Indenture Supplement shall be made on behalf of Issuer by the Paying Agent.

The Paying Agent hereby agrees that subject to the provisions of this Section, it shall:

(i)  hold any sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)  give Indenture Trustee prompt notice of any default by Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)  at any time during the continuance of any such default, upon the written request of Indenture Trustee, forthwith pay to Indenture Trustee any sums so held in trust by such Paying Agent;

(iv)  immediately resign as a Paying Agent and forthwith pay to Indenture Trustee any sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent; and

(v)  comply with all requirements of the Code and any applicable State law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

Issuer shall at any time when necessary or required, by Issuer Order, cause any Paying Agent other than Indenture Trustee to pay to Indenture Trustee any sums held in trust by such Paying Agent with respect to the Notes, such sums to be held by Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Subject to applicable laws with respect to escheat of funds, any amounts held by Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to Issuer on Issuer Request; and the related Noteholder shall thereafter, as an unsecured general creditor, look only to Issuer for payment thereof (but only to the extent of the amounts so paid to Issuer), and all liability of Indenture Trustee or such Paying Agent with respect to such trust funds shall thereupon cease; provided, however, that Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to Issuer. Indenture Trustee shall also adopt and employ, at the expense of Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

Each Paying Agent (other than the initial Paying Agent) shall be appointed by Issuer Order with written notice thereof to Indenture Trustee.  Any Paying Agent appointed by Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11.  Issuer shall not appoint any Paying Agent (other than Indenture Trustee) which is not, at the time of such appointment, a depository institution or trust company, including Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated “A-1+” by S&P or “Prime-1” by Moody’s (or its equivalent).

ARTICLE VII
NOTEHOLDERS LISTS AND REPORTS

SECTION 7.1.  Note Registrar to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Note Registrar shall furnish to Indenture Trustee: (a) not more than five

Business Days after the earlier of: (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as Indenture Trustee may request in writing, within 30 days after receipt by Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.2.  Preservation of Information; Communications to Noteholders.  (a)   Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by Indenture Trustee in its capacity as Note Registrar. Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)  Three or more Noteholders, or one or more Noteholder(s) evidencing at least 25% of the Outstanding Principal Balance of the Notes of any Series, may communicate pursuant to TIA § 312(b) with other Noteholders of such Series with respect to their rights under this Indenture or under the Notes of such Series.

(c)  Issuer, Indenture Trustee and the Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3.  Reports by Issuer.  Payments shall be made to, and reports shall be provided to, Noteholders as set forth in the applicable Indenture Supplement.  Unless Issuer otherwise determines, the fiscal year of Issuer shall end on December 31 of each year.  Issuer shall notify Indenture Trustee in writing of any change in its fiscal year.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1.  Collection of Amounts Due.  Except as otherwise expressly provided herein and in the related Indenture Supplement, Indenture Trustee may demand payment or delivery of, and shall receive, directly and without intervention or assistance of any fiscal agent or other intermediary, all sums and other property payable to or receivable by Indenture Trustee pursuant to this Indenture. Indenture Trustee shall apply all such amounts received by it as provided in this Indenture.

SECTION 8.2.  Trust Accounts.  (a)   On or prior to the Closing Date for the first Series (in respect of clauses (i) and (ii) below) or the Closing Date for the applicable Series (in respect to of clause (iii) below), Issuer covenants to have established and shall thereafter maintain the following accounts (the “Trust Accounts”), which accounts shall be Eligible Deposit Accounts:

(i)  Collection Account;

(ii)  Excess Funding Account; and

(iii)  one or more Series Accounts for the applicable Series of Notes.

(b)  (i)   If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, Issuer shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which, if any Rated Notes are Outstanding, each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments held in the no-longer Eligible Deposit Account to such new Trust Account.  The Issuer shall notify the Indenture Trustee and each Rating Agency of the account number applicable to any new Trust Account prior to transfer of any cash and/or investments to such new Trust Account.

(ii)  With respect to the Trust Account Property, Issuer and Indenture Trustee, with respect to any Trust Account maintained by it, agree, as security for Issuer’s obligations under this Indenture, that:

(A)  any Trust Account Property that is held in deposit accounts shall be held solely in an Eligible Deposit Account, subject to Section 8.2(b)(i);

(B)  any Trust Account Property that constitutes a Certificated Security, Chattel Paper, an Instrument or other investment evidenced in tangible form shall be delivered to Indenture Trustee in accordance with clause (i) of the definition of “Delivery” and shall be held, solely by Indenture Trustee or a Securities Intermediary acting solely for Indenture Trustee;

(C)  any Trust Account Property that is a Security Entitlement to a Federal Book-Entry Security shall be maintained by Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property by the crediting to a Securities Account maintained for Indenture Trustee with a Federal Reserve Bank of a Security Entitlement to such Federal Book-Entry Security in accordance with the definition of “Control” contained in this Indenture; and

(D)  any Trust Account Property that is an Uncertificated Security shall be delivered to Indenture Trustee in accordance with clause (ii) of the definition of “Delivery” and shall be maintained by Indenture Trustee, pending maturity or disposition, through satisfaction of the requirements for obtaining “control” pursuant to Section 8-106(c)(2) of Article 8 of the UCC.

SECTION 8.3.  General Provisions Regarding Accounts.  (a)   Funds on deposit in the Trust Accounts shall be invested or reinvested by Servicer, as agent of Issuer in Permitted Investments selected by Issuer.  Initially, all such funds shall be invested in DB Institutional Cash Management Fund 541.  All investment instructions relating to the Trust Accounts shall be sent by the Servicer to both the applicable deposit institution and the Indenture Trustee and the Indenture Trustee shall review such instructions to verify that the investments selected by the Servicer are Permitted Investments.  All Investment Earnings on funds on deposit in the Trust Accounts (other than any Series Collection Subaccount) shall be deemed to constitute a portion of the Trust Available Funds.  Funds on deposit in the Collection Account (other than Investment Earnings) shall be invested in Permitted Investments that will mature so that such funds will be available prior to the Payment Date following such investment.  Funds on deposit in the other

Trust Accounts shall be invested in Permitted Investments that will mature at such times provided in the related Indenture Supplement, or if not so specified, so that such funds will be available at the close of business on the Business Day preceding the following Payment Date.  Funds deposited in a Trust Account on the Business Day that precedes a Payment Date upon the maturity of any Permitted Investments are not required to be invested overnight.  For purposes of determining the availability of funds or the balances in the Collection Account or Excess Funding Account for any reason under this Agreement or any Transaction Document, all investment earnings, net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

(b)  Issuer shall ensure that, in connection with any investment of any funds or any sale of any investment held in any of the Trust Accounts, the Lien granted to Indenture Trustee and perfected in such Trust Account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to Indenture Trustee to make any such investment or sale, if requested by Indenture Trustee, Issuer shall deliver or cause to be delivered to Indenture Trustee an Opinion of Counsel to such effect.

(c)  Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Permitted Investment included therein, except for losses attributable to Indenture Trustee’s failure to make payments on such Permitted Investments issued by Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.  Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity.

(d)  (i) Unless provided for otherwise in the applicable Indenture Supplement, if a Default or Event of Default has occurred and is continuing with respect to any Series of Notes but such Notes shall not have been declared due and payable pursuant to Section 5.3, or, (ii) if any Series of Notes shall have been declared due and payable following an Event of Default, but amounts collected or received from the Collateral are being applied in accordance with Section 5.3(c) as if there had not been such a declaration; then Issuer shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the Permitted Investments identified in clause (d) of the definition of “Permitted Investments.”

SECTION 8.4.  Rights of Noteholders.  The Collateral shall secure the rights of the Noteholders of each Series to receive the portion of Trust Available Funds allocable to the Noteholders of such Series pursuant to this Indenture and the related Indenture Supplement, funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the Noteholders of such Series pursuant to this Indenture and such Indenture Supplement, funds and other property credited to any related Series Account and funds available pursuant to any related Series Enhancement, it being understood that, except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not be secured by any interest in any Series Account or Series Enhancement pledged for the benefit of any other Series or Class that is Outstanding.

SECTION 8.5.  Statements to Noteholders.  On each Determination Date, Servicer shall provide to Indenture Trustee (with a copy to the Rating Agencies), for Indenture Trustee to forward to each Noteholder of record, a statement setting forth the information with respect to the Transferred Receivables and such Noteholder’s Class and Series of Notes as is provided in the applicable Indenture Supplement.

SECTION 8.6.  Collections and Allocations.

(a)  Deposit of Collections.  Issuer shall, and shall cause Servicer to, deposit Collections processed on any Business Day into the Collection Account in immediately available funds on such Business Day.

(b)  Allocation of Trust Available Funds.  On each Business Day, Issuer shall cause Servicer, on behalf of Issuer, to determine the amount of Trust Available Funds deposited in the Collection Account since the preceding Business Day and shall allocate to each outstanding Series a share of such Trust Available Funds equal to the product of (a) the applicable Allocation Percentage for such Series and (b) the aggregate amount of such Trust Available Funds.  The portion of such funds so allocated to any Series shall be further allocated and otherwise dealt with in accordance with the terms of the Indenture Supplement for such Series.  Amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series.  All Trust Available Funds not so allocated to any Series of Notes shall be allocated and paid to the holder of the Transferor Interest, except as otherwise provided in Section 8.6(e) (provided that Servicer shall retain from such amounts to be paid to the holder of the Transferor Interest on each Business Day an amount equal to the Transferor Percentage multiplied by the Servicing Fee accrued to such Business Day and not previously paid to or retained by Servicer).

(c)  Allocation of Write-Off Amounts and Dilution Amounts.  On each Determination Date with respect to any Series that is in an Amortization Period, Issuer shall cause Servicer, on behalf of Issuer, to calculate the Write-Off Amount for the preceding OC Measuring Period (net of the amount of any Recoveries for such OC Measuring Period) and the aggregate Dilution Payment Amounts required to be made as a result of Dilutive Credits granted during such OC Measuring Period and as to which no payment has been made pursuant to Section 2.3 of the Transfer and Servicing Agreement and to allocate to such Series a portion of such amount equal to the product of (a) such amount and (b) the related Loss Allocation Percentage.

(d)  Misdirected Payments.  In the event that Servicer notifies Indenture Trustee in writing that Indenture Trustee or any Lock-Box Account, the Collection Account, the Excess Funding Account or any other account maintained for the benefit of Noteholders has received amounts in respect of payments made by any Person on an account receivable or other obligation which has not been transferred to Issuer, Indenture Trustee shall, as soon as practicable and as instructed in the most recently delivered Daily Report or Monthly Report, forward such amounts, in the manner specified in writing by Servicer, to Servicer or such other Person as Servicer designates and, pending the forwarding of such amounts, hold such amounts in trust for Servicer or such other Person designated by Servicer.  Indenture Trustee will, if requested in writing by Servicer, acknowledge and confirm the foregoing to any Person designated by Servicer.  In the absence of such instructions, all such payments shall be deemed to relate to, and be received with respect to, Transferred Receivables.

(e)  Unallocated Trust Available Funds.  (i)  On each Business Day, Trust Available Funds allocable to the Transferor Interest in an aggregate amount equal to the Excess Funding Account Deposit Amount, if any, shall be deposited into the Excess Funding Account and applied on such day in accordance with the terms hereof and the Indenture Supplements.  Any remaining Trust Available Funds allocated to the Transferor Interest may be applied, at the option of the holder of the Transferor Interest, to reduce any Variable Interest if permitted in accordance with the related Indenture Supplement.

(ii)  Pursuant to the authority granted to Servicer pursuant to the Transfer and Servicing Agreement, Servicer shall have the power revocable by Indenture Trustee to instruct Indenture Trustee to make withdrawals and payments from the Excess Funding Account for the purposes of carrying out Servicer’s duties thereunder.  None of Transferor, Issuer or Servicer, or any Person claiming by, through or under Issuer, Transferor or Servicer, shall have any right, title or interest in, or any right to withdraw any amount from, the Excess Funding Account except to the extent provided in this Indenture.  In the event that a Series has entered into its Amortization Period (or the terms of the related Indenture Supplement otherwise provide for a repayment of principal prior to commencement of the actual Amortization Period), a pro rata amount of the balance on deposit in the Excess Funding Account, based on the Allocation Percentage of such Series on the commencement date of such Amortization Period relating to such Series adjusted for any Series that has already received its pro rata portion, shall be deposited in the related Series Principal Collection Sub-subaccount to be distributed as Trust Available Funds allocated in respect of such Series in amortization or with respect to which such other repayment of principal is occurring, in each case as provided in the related Supplement.  On any Payment Date on which the Transferor Amount exceeds the Minimum Transferor Amount the amount on deposit in the Excess Funding Account (after any deposits and withdrawals on such date) (as indicated in the most recent Daily Report) up to the amount of such excess shall be paid to Transferor.

(f)  Special Record Date. Indenture Trustee may fix a special record date and special Payment Date for any payment to Noteholders of any Series pursuant to this Section 8.6.  At least 15 days before such special record date, Issuer shall mail to each Noteholder of such Series and Indenture Trustee a notice that states the special record date, the special Payment Date and the amount to be paid.

(g)  Withdrawals from Trust Accounts.  The Indenture Trustee shall not make any withdrawal from any Trust Account at the direction of the Servicer, except in accordance with the instructions contained in a Daily Report or Monthly Report delivered to the Indenture Trustee

SECTION 8.7.  Release of Collateral.  (a)   Subject to the payment of its fees and expenses pursuant to Section 6.7, Indenture Trustee may, and when required by this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey

Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with this Indenture.  No party relying upon an instrument executed by Indenture Trustee as provided in this Article shall be bound to ascertain Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(b)  Indenture Trustee shall, at such time as no Notes are Outstanding and all sums due to Indenture Trustee pursuant to Section 6.7 have been paid, release any remaining portion of the Collateral that secured the Notes from the Lien of this Indenture.

(c)  Indenture Trustee shall release property from the Lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request requesting such release accompanied by an Officers’ Certificate and an Opinion of Counsel and (if required by the TIA and the applicable Indenture Supplement) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 10.1.

SECTION 8.8.  Opinion of Counsel.  Indenture Trustee shall receive at least seven days’ notice when requested by Issuer to take any action pursuant to Section 8.7(a), accompanied by copies of any instruments involved, and Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to Indenture Trustee in connection with any such action.

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.1.  Supplemental Indentures Without Consent of Noteholders.  (a)  Without the consent of the Noteholders but with prior written notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, if any, Issuer and Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto or to any Indenture Supplement (which shall conform to the TIA as in force at the date of the execution thereof), in form satisfactory to Indenture Trustee, for any of the following purposes:

(i)  to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to Grant unto Indenture Trustee a Lien on any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property;

(ii)  to evidence the succession, in compliance with the applicable provisions hereof, of another Person to Issuer, and the assumption by any such successor of the covenants of Issuer herein and in the Notes;

(iii)  to add to the covenants of Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon Issuer;

(iv)  to convey, transfer, assign, mortgage or pledge any property to or with Indenture Trustee;

(v)  to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Noteholders;

(vi)  to evidence and provide for the acceptance of the appointment hereunder by a successor or additional trustee with respect to the Notes or any class thereof and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar Federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

(viii)  to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.8; or

(ix)  to provide for the termination of any interest rate swap agreement or other form of credit enhancement or maturity guarantee agreement in accordance with the provisions of the related Indenture Supplement.

Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  Issuer and Indenture Trustee may, also without the consent of any Noteholders of any Series then Outstanding but upon satisfaction of the Rating Agency Condition with respect to all Rated Notes, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or to any Indenture Supplement or modifying in any manner the rights of the Noteholders under this Indenture or under any Indenture Supplement; provided, however that Issuer shall have delivered to Indenture Trustee an Officer’s Certificate, dated the date of any such action, stating that all requirements for such amendments contained in the Agreement have been met and Issuer reasonably believes that such action will not cause an Adverse Effect.

SECTION 9.2.  Supplemental Indentures with Consent of Noteholders.  Issuer and Indenture Trustee, when authorized by an Issuer Order, may, if any Rated Notes are Outstanding,

with prior written notice to the Rating Agencies, and with the consent of the Noteholders evidencing not less than a majority of the Outstanding Principal Balance of the Outstanding Notes of each adversely affected Series, by Act of such Noteholders delivered to Issuer and Indenture Trustee, enter into an indenture or indentures supplemental hereto or to any Indenture Supplement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and the Indenture Supplement related to such affected Series or of modifying in any manner the rights of such Noteholders under this Indenture and such Indenture Supplement; provided, however, that no such supplemental indenture shall, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a)  change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to the payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b)  reduce the percentage of the Outstanding Principal Balance of Notes of any Series, the consent of the Noteholders of which is required for any such supplemental indenture, or the consent of the Noteholders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(c)  modify or alter the provisions of the proviso to the definition of “Outstanding”;

(d)  reduce the percentage of the Outstanding Principal Balance of Notes of any Series, the consent of the Noteholders of which is required to direct Indenture Trustee to direct Issuer to sell the Collateral or any portion thereof if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes of such Series;

(e)  modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(f)  modify any of the provisions of this Indenture in such manner as to affect the rights of the Noteholders of any Series to the benefit of any provisions for the mandatory redemption of the Notes of such Series contained herein; or

(g)  permit the creation of any Adverse Claim ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the Lien of this Indenture.

It shall not be necessary for any Act of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Indenture or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as Indenture Trustee may provide.

Promptly after the execution by Issuer and Indenture Trustee of any supplemental indenture pursuant to this Section, Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.3.  Execution of Supplemental Indentures.  In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, Indenture Trustee shall be entitled to receive, and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, in addition to the documents required by Section 10.1, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and such supplemental indenture shall form a part of the terms and conditions of this Indenture for any and all purposes and every Noteholder, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.  This Section 9.4 does not apply to Indenture Supplements.

SECTION 9.5.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by Indenture Trustee shall, bear a notation in form approved by Indenture Trustee as to any matter provided for in such supplemental indenture. If Issuer or Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of Indenture Trustee and Issuer, to any such supplemental indenture may be prepared and executed by Issuer and authenticated and delivered by Indenture Trustee in exchange for Outstanding Notes.

SECTION 9.6.  Conformity with Trust Indenture Act.  If this Indenture is qualified under the TIA, every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

ARTICLE X
MISCELLANEOUS

SECTION 10.1.  Compliance Certificates and Opinions, etc.  (a)   Upon any written application or request (or oral application with prompt written or facsimiled confirmation) by Issuer to Indenture Trustee to take any action under this Indenture, other than any request that (i) Indenture Trustee authenticate the Notes specified in such request, or (ii) Indenture Trustee pay amounts due and payable to Issuer hereunder to Issuer’s assignee specified in such request, Issuer shall furnish to Indenture Trustee:  (A) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (B) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (C) if required by the TIA and the applicable Indenture Supplement, an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)  (i)   Prior to the deposit of any Collateral or other property or securities with Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, Issuer shall, in addition to any obligation imposed in Section 10.1(a) or elsewhere in this Indenture, furnish to Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to Issuer of such Collateral or other property or securities to be so deposited.

(ii)  Whenever Issuer is required to furnish to Indenture Trustee an Officers’ Certificate described in clause (i), Issuer shall also deliver to Indenture Trustee an Independent Certificate as to the same matters if the fair value to Issuer of such Collateral or other property or securities to be so deposited and of all other Collateral or other property or securities released from the Lien of this Indenture since the commencement of the then-current fiscal year of Issuer, as set forth in the certificates required by clause (i) and this clause (ii), equals 10% or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished with respect to any Collateral or other property or securities so deposited if the fair value thereof to Issuer as set forth in the related Officers’ Certificate is less than $1,000,000 or less than one percent of the then Outstanding Principal Balance of the Notes.

(iii)  Other than with respect to property as contemplated by clause (v), whenever any Collateral or other property or securities are to be released from the Lien of this Indenture, Issuer shall also furnish to Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of such Collateral or other property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)  Whenever Issuer is required to furnish to Indenture Trustee an Officers’ Certificate described in clause (iii), Issuer shall also deliver to Indenture Trustee an Independent Certificate as to the same matters if the fair value to Issuer of the Collateral or other property or securities and of all other such Collateral or other property, other than property as contemplated by clause (v), or securities released from the Lien of this Indenture since the commencement of the then-current fiscal year of Issuer, as set forth in the certificates required by clause (iii) and this clause (iv), equals 10% or more of the Outstanding Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of Collateral or other property or securities if the fair value thereof to Issuer as set forth in the related Officers’ Certificate is less than $1,000,000 or less than one percent of the then Outstanding Principal Balance of the Notes.

SECTION 10.2.  Form of Documents Delivered to Indenture Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Seller, Servicer, Transferor, Issuer, stating that the information with respect to such factual matters is in the possession of any Seller, Servicer, Transferor, Issuer, as applicable, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and Indenture Trustee may reasonably rely upon the opinion of such other counsel.

Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application, certificate or report to Indenture Trustee, it is provided that Issuer shall deliver any document as a condition of the granting of such application, or as evidence of Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 10.3.  Acts of Noteholders.  (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to Indenture Trustee, and, where it is hereby expressly required, to Issuer. Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument(s). Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of Indenture Trustee and Issuer, if made in the manner provided in this Section 10.3.  At any time the Notes of any Class are maintained on Book-Entry Notes, any reference in this Indenture to an Act of Noteholders or a Noteholder or Noteholders representing a specified portion of the Outstanding Principal Balance of the Notes or such Class of Notes shall be deemed to refer to an Act of Note Owners or a Note Owner or Note Owners holding such specified portion of the Outstanding Principal Balance of the Notes or Class, as the case may be.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which Indenture Trustee deems sufficient.

(c)  The ownership of Notes shall be proved by the Note Register.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or Act by the Noteholder shall bind every Noteholder issued upon the registration of the related Note, in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by Indenture Trustee or Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(e)  By accepting the Notes issued pursuant to this Indenture, each Noteholder irrevocably appoints Indenture Trustee hereunder as the special attorney-in-fact for such Noteholder vested with full power on behalf of such Noteholder to effect and enforce the rights of such Noteholder and the revisions pursuant hereto for the benefit of such Noteholder; provided that nothing contained in this Section shall be deemed to confer upon Indenture Trustee any duty or power to vote on behalf of the Noteholders with respect to any matter on which the Noteholders have a right to vote pursuant to the terms of this Indenture.

SECTION 10.4.  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders, or other documents provided or permitted by this Indenture, shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

(a)  Indenture Trustee by any Noteholder or by Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with Indenture Trustee at its Corporate Trust Office, or

(b)  Issuer by Indenture Trustee or by any Noteholder, shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to Issuer addressed to: 8182 Maryland Avenue, Clayton, Missouri 63105, or at any other address previously furnished in writing to Indenture Trustee by Issuer. Issuer shall promptly transmit any notice received by it from the Noteholders to Indenture Trustee.

Notices, if any, required to be given to the Rating Agencies by Issuer, Indenture Trustee or the Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to their respective addresses set forth in the applicable Indenture Supplement.

SECTION 10.5.  Notices to Noteholders; Waiver.  Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Noteholder affected by such event or to whom such report is required to be mailed, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where notice or report to Noteholders is given by mail, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular

Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Noteholders, in accordance with Section 10.5, of any event or any report to Noteholders when such notice or report is required to be delivered pursuant to any provision of this Indenture, then such notification or delivery as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

SECTION 10.6.  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, Issuer will, upon reasonable request of any Noteholder, enter into any agreement with such Noteholder providing for a method of payment, or notice by Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture or the Notes for such payments or notices, unless such agreement or the effects thereof could cause economic or administrative burden on Issuer or is unlawful; provided, however, that any such agreement that imposes any duties or obligations on Indenture Trustee (including in its capacity as Paying Agent) shall be subject to the prior written consent of Indenture Trustee. Issuer will furnish to Indenture Trustee a copy of each such agreement and Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 10.7.  Successors and Assigns.  All covenants and agreements in this Indenture and the Notes by Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of Indenture Trustee, whether so expressed or not.

SECTION 10.8.  Severability.  Any provision of this Indenture or the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Notes, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.9.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.10.  Legal Holidays.  In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue with respect to such payment for the period from and after any such nominal date.

SECTION 10.11.  Governing Law.  (a)   THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401(1) OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. TO THE EXTENT PROVIDED IN ANY APPLICABLE INDENTURE SUPPLEMENT, THIS INDENTURE IS SUBJECT TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SHALL BE GOVERNED THEREBY AND CONSTRUED IN ACCORDANCE THEREWITH.

(b)  EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE INDENTURE TRUSTEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE NOTES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF INDENTURE TRUSTEE.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR

CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 10.4 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.12.  Counterparts.  This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Executed counterparts may be delivered electronically.

SECTION 10.13.  Recording of Indenture.  If this Indenture is subject to recording in any public recording offices, such recording is to be effected by Issuer and, at its expense, accompanied by an Opinion of Counsel (which may be counsel to Indenture Trustee or any other counsel reasonably acceptable to Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to Indenture Trustee under this Indenture.

SECTION 10.14.  Issuer Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of Issuer or Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against: (i) Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in Issuer or (iii) any partner, owner, beneficiary, officer, director, employee or agent of: (a) Indenture Trustee in its individual capacity, (b) any owner of a beneficial interest in Issuer or Indenture Trustee or (c) of any successor or assign of Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 10.15.  Communication by Noteholders with Other Noteholders.  Subject to Section 7.2(b), Noteholders may communicate, pursuant to TIA Section 312(b), with other Noteholders with respect to their rights under this Indenture or the Notes.  Issuer, Indenture Trustee, the Note Registrar and all other parties shall have the protection of TIA Section 312(c).

SECTION 10.16.  Agents of Issuer.  Indenture Trustee hereby acknowledges that it has been advised that any agent of Issuer may act on behalf of Issuer hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by Issuer, and Indenture Trustee agrees that any such action taken by an agent on behalf of Issuer shall satisfy Issuer’s obligations hereunder.

SECTION 10.17.  Survival of Representations and Warranties.  The representations, warranties and certifications of Issuer made in this Indenture or in any certificate or other writing delivered by Issuer pursuant hereto shall survive the authentication and delivery of the Notes hereunder.

SECTION 10.18.  No Petition.  Each of Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenants and agrees that, prior to the date which is one year and one day after payment in full of all outstanding Notes and all obligations of Issuer under the Transaction Documents, it will not institute against Issuer or SRC, or solicit or join or cooperate with or encourage any institution against Issuer or SRC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.  The foregoing shall not limit the rights of Indenture Trustee to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Issuer by any Person other than Indenture Trustee.  The provisions of this Section 10.18 shall survive the termination of this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers duly authorized as of the day and year first above written.

SSCE FUNDING, LLC, as Issuer

		By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Indenture Trustee

		By:	/s/ Eileen M. Hughes
Name: Eileen M. Hughes
Title: Vice President

ACKNOWLEDGED AND ACCEPTED:

STONE RECEIVABLES CORPORATION

By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

SMURFIT-STONE CONTAINER ENTERPRISES, INC., as Servicer

By:	/s/ Richard P. Marra
Name: Richard P. Marra
Title: Assistant Treasurer

S-1

EXHIBIT A
to Indenture

FORM OF SECTION 3.9 OFFICERS’ CERTIFICATE

                           ,

[Name of Trustee]
[Address]

Pursuant to Section 3.9 of the Indenture, dated as of November 23, 2004 (the “Indenture”), between SSCE Funding, LLC (the “Issuer”) and Deutsche Bank Trust Company Americas, as Indenture Trustee, the undersigned hereby certify that:

(a)  a review of the activities of Issuer during the previous fiscal year and of performance under the Indenture has been made under the supervision of the undersigned; and

(b)  to the best knowledge of the undersigned, based on such review, Issuer has complied with all conditions and covenants under the Indenture throughout such year. [or, if there has been a default in the compliance of any such condition or covenant, this certificate is to specify each such default known to the undersigned and the nature and status thereof]

SSCE FUNDING, LLC

By:
Name:
Title:

A-1

SCHEDULE 1

Perfection Representations and Warranties

I.              Representations, Warranties and Agreements Relating to the Security Interest.  Issuer hereby makes the following representations, warranties and agreements with respect to the Collateral:

(a)  Collateral.

(i)  Creation.  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of Indenture Trustee (for the benefit of the Noteholders and Indenture Trustee), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Issuer.

(b)  Transferred Receivables.

(i)  Nature of Transferred Receivables.  The Transferred Receivables constitute “accounts,” “payment intangibles,” or “general intangibles” within the meaning of the applicable UCC.

(ii)  Ownership of Transferred Receivables.  Issuer owns and has good and marketable title to the Transferred Receivables and Related Security with respect thereto free and clear of any Adverse Claim.

(iii)  Perfection and Related Security.  Issuer has caused (and will cause each Seller and the Transferor, as applicable, to cause), within ten days after the Closing Date relating to the first Series of Notes, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of and security interest in the Transferred Receivables and Related Security related thereto from each such Seller to Transferor pursuant to the Sale Agreement, the sale or contribution, as applicable, thereof and security interest therein from Transferor to Issuer pursuant to the Transfer and Servicing Agreement, and the security interest therein from Issuer to Indenture Trustee under this Indenture, to the extent that such collateral constitutes “accounts,” “payment intangibles,” or “general intangibles.”

(c)  The Trust Accounts.

(i)  Nature of Account.  Each Trust Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)  Ownership.  Issuer owns and has good and marketable title to each Trust Account within the meaning of the applicable UCC.

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(iii)  Perfection.  Issuer has taken all steps necessary to cause the Indenture Trustee to have a security interest in the Trust Accounts that has been perfected by “control” (within the meaning of Articles 8 and 9 of the UCC).

(d)  Rights under Sale Agreement and Transfer and Servicing Agreement.

(i)  Nature of Collateral.                     The Collateral described in clauses (b) and (c) of the Granting Clause of this Indenture constitutes “payment intangibles” or “general intangibles” within the meaning of the applicable UCC.

(ii)  Ownership.               Issuer owns and has good and marketable title to the Collateral described in clauses (b) and (c) free and clear of any Adverse Claim.  Other than the security interest granted to Indenture Trustee pursuant to this Indenture, Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Collateral described in clauses (b) and (c) of the Granting Clause of this Indenture.

(e)  Priority.

(i)  Other than the transfer of the Transferred Receivables to Transferor, Issuer and Indenture Trustee under the Sale Agreement, the Transfer and Servicing Agreement, and this Indenture, respectively, and/or the security interest granted to the Transferor, Issuer and Indenture Trustee pursuant to the Sale Agreement, the Transfer and Servicing Agreement and this Indenture, respectively, none of any Seller, Transferor or Issuer has pledged, assigned, sold granted a security interest in, or otherwise conveyed any of the Transferred Receivables, any Trust Account or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated.  None of any Seller, Transferor or Issuer has authorized the filing of or is aware of any financing statements against any Seller, Transferor or Issuer that include a description of Transferred Receivables, each Trust Account or any subaccount thereof, other than any financing statement (A) relating to the sale thereof by such Seller to Transferor under the Sale Agreement, (B) relating to the sale or contribution, as applicable, thereof by Transferor to Issuer under the Transfer and Servicing Agreement, (C) relating to the security interest granted to Indenture Trustee under this Indenture, or (D) that has been terminated.

(ii)  Issuer is not aware of any judgment, ERISA or tax lien filings against any Seller, Transferor or Issuer.

(iii)  The Trust Accounts are not in the name of any person other than Issuer or Indenture Trustee.  Issuer has not consented to any bank maintaining such account to comply with instructions of any Person other than itself or Indenture Trustee.

(f)  Survival of Supplemental Representations.  Notwithstanding any other provision of this Indenture or any other Transaction Document, the representations contained in this Schedule

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shall be continuing, and remain in full force and effect until such time as the Notes and all other obligations under this Indenture have been finally and fully paid and performed.

(g)  No Waiver.  To the extent required pursuant to any Indenture Supplement, the parties to this Indenture shall not: (i) waive any of the representations set forth in this Schedule; or (ii) waive a breach of any of the representations set forth in this Schedule.

(h)  Issuer to Maintain Perfection and Priority.  In order to evidence the interests of Indenture Trustee under this Indenture, Issuer shall, from time to time take such action, or execute and deliver such instruments as may be necessary or advisable (including such actions as are reasonably requested by Indenture Trustee) to maintain and perfect, as a first-priority interest, Indenture Trustee’s security interest in the Collateral for the benefit of the Noteholders.  Issuer shall, from time to time and within the time limits established by law, prepare and present to Indenture Trustee for Indenture Trustee’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect Indenture Trustee’s security interest as a first-priority interest.  Indenture Trustee’s approval of such filing shall authorize Issuer to file such financing statements under the UCC without the signature of any Seller, Transferor, Issuer or Indenture Trustee, as applicable, where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, Issuer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of Indenture Trustee.

II.            Reaffirmation of Representations and Warranties.  On the date of each sale or contribution of Transferred Receivables to Issuer and on the date each Monthly Report is delivered, Issuer, by accepting the Transferred Receivables subject to such sale or contribution and/or the provision of such information or report shall be deemed to have certified that (a) all representations and warranties of Issuer, described in this Schedule are correct on and as of such day as though made on and as of such day and (b) no event has occurred or is continuing, or would result from any such transfers which constitutes Default or an Event of Default.

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ANNEX A

“Accounting Changes” means, with respect to any Person, an adoption of GAAP different from such principles previously used for reporting purposes by such Person as defined in the Accounting Principles Board Opinion Number 20.

“Act” is defined in Section 10.3.

“Additional Amounts” is defined, with respect to any Series, in the related Indenture Supplement.

“Additional Seller Supplement” is defined in Section 8.1(b) of the Transfer and Servicing Agreement.

“Adjusted Collateral Amount” is defined, with respect to any Series or any Class of a Series (if applicable to that Series), in the related Indenture Supplement, or if no meaning for such term is specified in such Supplement, shall mean the Collateral Amount for such Series.

“Adverse Claim” means any claim of ownership or any Lien, other than any ownership interest or Lien created under the Sale Agreement, or the Transfer and Servicing Agreement, the Lien of this Indenture or any Permitted Encumbrances.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to the Indenture.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by, or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners.  For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4 of the Sale Agreement.

“Aggregate Adjusted Collateral Amount” means, as of any date of determination, the sum of the Adjusted Collateral Amounts of all Series issued and Outstanding on such date of determination.

“Aggregate Allocation Percentage” means, as of any date of determination, the sum of the Allocation Percentages of all Series issued and Outstanding on such date of determination; provided, however, that the Aggregate Allocation Percentage shall not exceed 100%.

“Aggregate Eligible Receivables” means, for any Business Day, the aggregate Unpaid Balances of the Transferred Receivables included as Collateral that were Eligible Receivables at the end of the prior Business Day.

“Aggregate Receivables Balance” means, as of any date of determination, the aggregate Unpaid Balances of all Transferred Receivables included as Collateral at such date.

“Aggregate Required Overcollateralization Amount” means, as of any date of determination, the sum of the Required Overcollateralization Amounts for all Series issued and Outstanding as of such date of determination.

“Aggregate Target Receivables Amount” means sum of the Target Receivables Amounts for all Series.

“Allocation Percentage” is defined, for any Series, in the related Indenture Supplement.

“Amortization Period” is defined, for any Series, in the related Indenture Supplement.

“Authorized Officer” means, with respect to any corporation or limited liability company, as appropriate, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, the managing member, any manager and each other officer, employee or member of such corporation or limited liability company, as appropriate, specifically or similar governing body of such limited liability company to sign agreements, instruments or other documents on behalf of such corporation authorized in resolutions of the Board of Directors of such corporation or similar governing body of such limited liability company, as appropriate.

“Available Overcollateralization” is defined, for any Series, in the related Indenture Supplement.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Event” means, with respect to any Person, any event which causes such Person to (a) be bankrupt or insolvent, (b) be unable to make payment on its obligations when due, (c) become a debtor in a voluntary or involuntary bankruptcy proceeding, or (d) be the subject of a comparable receivership or insolvency proceeding.

“Billed Amount” means, with respect to any Receivable, the amount billed on the Billing Date to the Obligor thereunder.

“Billing Date” means, with respect to any Receivable, the date on which the Contract with respect thereto was generated.

“Book-Entry Notes” means a beneficial interest in the Notes of a particular Class, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10.

“Business Day” means any day that is not (a) a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, (b) a day on which the Servicer is closed for business in accordance with its calendar of scheduled holidays (a copy of which, for any calendar year, shall be provided by the Servicer to the Indenture Trustee as soon as practicable after such schedule has been announced) or (c) with respect to any Series, any additional city specified by the related Indenture Supplement.

“Certificated Security” has the meaning assigned to such term in Section 8-102 of Article 8 of the UCC.

 “Class” means any class of Notes of any Series.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act that has been designated as the “Clearing Agency” for purposes of this Indenture.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means, with respect to any Series, the closing date specified in the Indenture Supplement for such Series.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of this Indenture.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement for such Series.

“Collection Account” means the account designated as such, established and owned by Issuer and maintained in accordance with Section 8.2.

“Collections” means, with respect to any Business Day, the aggregate amount of collections on or with respect to the Transferred Receivables received by Servicer (or any Seller, Transferor or Issuer) or paid to or deposited in any Lock-Box Account since the prior Business Day, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Transferred Receivables, including all amounts received on account of such Transferred Receivables (including interest) and all other fees and charges and all proceeds from the sale or other disposition of such Transferred Receivables and Related Security (other than the sale to Transferor under the Sale Agreement and the sale to Issuer under the Transfer and Servicing Agreement).

“Commission” means the Securities and Exchange Commission.

“Concentration Percentage” means, for any Eligible Obligor, the applicable percentage set forth below:

(a)                                  10.0% for any Tier-1 Obligor,

(b)                                 5.00% for any Tier-2 Obligor,

(c)                                  3.25% for any Tier-3 Obligor, and

(d)                                 2.00% for any Tier-4 Obligor.

All Eligible Obligors that are known to Issuer as being Affiliates of each other shall be deemed to be a single Eligible Obligor for purposes of calculating the related Concentration Percentage and the Excess Concentration Balances.

“Contract” means any agreement (including any invoice) pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable. A “related” Contract or a Contract “with respect to” any Receivable, means, as the context requires, a contract under which such Receivable arises or which is relevant to the collection or enforcement of such Receivable.

“Control” with respect to any Federal Book-Entry Security, means that:

(i)  Indenture Trustee is a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the book-entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security, and such Federal Reserve Bank has indicated by book-entry that Security Entitlement to such Federal Book-Entry Security has been credited to Indenture Trustee’s Securities Account maintained by such Federal Reserve Bank in such book-entry system; or

(ii) (a) Indenture Trustee (1) is registered on the records of a Securities Intermediary as the Person having a Securities Entitlement in respect of such Federal Book-Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of Indenture Trustee without further consent of any other Person; (b) the Securities Intermediary is a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the book-entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and (c) such Federal Reserve Bank has indicated by book-entry that a Security Entitlement to such Federal Book-Entry Security has been credited to the Securities Intermediary’s Securities Account maintained by such Federal Reserve Bank in such book-entry system.

“Corporate Trust Office” means, with respect to Indenture Trustee, the principal office of Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at (i) for purposes of the surrender of Notes for transfer, exchange or payment, DTCC, c/o Transfer Agent Drop Services, 55 Water Street, 1st floor, Jeanette Park Entrance, New York, New York 10041, and for all other purposes (ii) 60 Wall Street, 26th Floor, MS NYC60-2612, N.Y., N.Y. 10005, Attention: Structured Finance Services (facsimile no. (212) 797-8606; or at such other address as Indenture

Trustee may designate from time to time by notice to the Noteholders and Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and Issuer).

“Credit and Collection Policies” or “Credit and Collection Policy” means with respect to any Receivable, the credit, collection, customer relations and servicing policies of the applicable Seller in effect on the date hereof, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the Transfer and Servicing Agreement.

“Daily Report” is defined, for any Series, in the related Indenture Supplement.

“Days Sales Outstanding” means, as of any Determination Date and continuing until the next Determination Date, a number of days equal to the product of (a) 30 multiplied by (b) the amount obtained by dividing (i) the aggregate Unpaid Balances of Transferred Receivables as of the last day of the Settlement Period immediately preceding such earlier Determination Date, by (ii) the Unpaid Balances of Transferred Receivables originated by the Sellers during the most recently ended Settlement Period immediately preceding such earlier Determination Date.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Receivable” means, any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid for 120 or more days after its Due Date, (b) with respect to which the Obligor thereunder has suffered a Bankruptcy Event or (c) that otherwise is determined to be uncollectible and is, or should be, written off in accordance with the Credit and Collection Policies, in each case, which shall not have been repurchased pursuant to Section 9.2(b) of the Transfer and Servicing Agreement.

“Definitive Notes” is defined in Section 2.10.

“Delinquent Receivable” means a Transferred Receivable (other than a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days after the Due Date for such Transferred Receivable.

“Delivery” means, when used with respect to Trust Account Property:

(i) with respect to any such Trust Account Property that constitutes a Certificated Security, transfer of possession of such Certificated Security to Indenture Trustee or its nominee or custodian by physical delivery to Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, Indenture Trustee or its nominee or custodian or endorsed in blank (and, in the case of delivery to any nominee of or custodian for Indenture Trustee, such nominee or custodian shall have acknowledged in writing that it is holding possession thereof on behalf of and for Indenture Trustee); and

(ii) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book-Entry Security), satisfaction of the requirements for obtaining “control” pursuant to Section 8-106(c)(2) of Article 8 of the UCC.

“Determination Date” means, unless otherwise defined for a specific Series or Class in the applicable Indenture Supplement, the Business Day preceding each Payment Date.

“Dilution Adjustment” is defined in Section 2.4 of the Sale Agreement.

“Dilution Payment Amount” is defined in Section 2.3 of the Transfer and Servicing Agreement.

“Dilutive Credit” means, with respect to any Receivable, any non-cash reduction of such Receivable, including any reduction effected on any date of determination in the Unpaid Balances of any Receivables attributable to any defective, rejected or returned goods, merchandise or services, any other non-cash discount, or any adjustment or dispute granted with respect thereto by Servicer, any reduction effected on such date in the Unpaid Balances of any Receivables resulting from any setoff in respect of any claim by any Obligor thereunder against the applicable Seller of the Receivable (whether or not such claim is related to the transaction giving rise to the related Receivable), but not to the extent that any Receivable so reduced would, on the date of such Dilutive Credit, constitute a Defaulted Receivable, and all offsets, non-cash discounts, other non-cash charges and any volume rebate amounts to any Receivable resulting from sales and marketing activities of any Seller and the Obligor, including coupon collection, display allowances or cooperative advertising.  The amount of any Dilutive Credit shall be set forth on the first Daily Report prepared after the date the Dilutive Credit is first recorded in the computer records of Servicer, which for purposes of Section 2.4 of the Sale Agreement shall constitute the date of “grant” thereof.

“Disputed Item” means a Transferred Receivable with respect to which the deposit of the payment received for such Transferred Receivable might adversely affect the right to collect the full Unpaid Balance of such Transferred Receivable.

“Distribution Shortfall” is defined, for any Series, in the related Indenture Supplement.

“Documents” is defined in Section 2.1(d) of the Sale Agreement.

“Dollars” or “$” means lawful currency of the United States of America.

“Due Date” means, with respect to any Receivable, the last day of the stated term allowed to the related Obligor for payment thereof.

“Early Amortization Period” is defined, with respect to any Series, in the related Indenture Supplement.

“Eligible Deposit Account” means: (a) a segregated deposit account maintained with a depository institution or trust company whose short-term unsecured debt obligations are rated at least A-1+ by S&P and P-1 by Moody’s, (b) a segregated account which is maintained in the corporate trust department of Indenture Trustee, or (c) a segregated trust account or similar account maintained with a federally or state chartered depository institution whose long term unsecured debt obligations are rated at least BBB- by S&P and Baa3 by Moody’s subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the date hereof.

“Eligible Obligor” shall mean, as of any date of determination, each Obligor in respect of an Receivable that satisfies the following eligibility criteria:

(a)                                  it is “located” (within the meaning of Article 9 of the UCC) in the United States;

(b)                                 it is not the subject of any voluntary or involuntary bankruptcy proceeding;

(c)                                  it is not an Affiliate of any of Sellers or Servicer; and

(d)                                 is not the United States federal government or any United States state or local governmental entity.

“Eligible Receivable” means, as of any date of determination, a Transferred Receivable that which satisfies the following eligibility criteria:

(i)                                     it was created in the ordinary course of business from the sale of goods, merchandise or services by a Seller;

(ii)                                  the Obligor’s obligation to pay is evidenced by a Contract which provides for full payment of the amount thereof in accordance with the Credit and Collection Policy (subject to any applicable advertising allowance, sales and marketing discount and customary return policy), and, if the delivery of the goods or merchandise or the rendering of the services giving rise to such Receivable has been completed, such goods or merchandise or such services have not been rejected by the Obligor;

(iii)                               it is not a Delinquent Receivable or a Defaulted Receivable;

(iv)                              it was created in compliance, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to the Seller and pursuant to a Contract that complied, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to the Seller and its terms have not been extended or modified prior to the date such Receivable is transferred pursuant to the terms of the Sale Agreement or Transfer and Servicing Agreement, as applicable, except in accordance with the Credit and Collection Policy;

(v)                                 all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of the related Contract, have been duly obtained, effected or given and are in full force and effect as of such date of creation;

(vi)                              at the time of the creation and sale to SRC or the Issuer, as applicable, of such Receivable, the applicable Seller or SRC, as applicable, had good and marketable title thereto free and clear of all Liens and Adverse Claims except as contemplated by the Sale Agreement or Transfer and Servicing Agreement, as applicable;

(vii)                           it arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(viii)                        at the date of its creation or at any time thereafter, it is not, and does not arise under a Contract which is or becomes subject to any dispute, offset, defense, recision, set-off, recoupment or counterclaim (other than the applicable Seller’s or Servicer’s advertising allowances, sales and marketing discount and customary return policy) which has been communicated to the Seller or about which the Seller has knowledge;

(ix)                                it is an account receivable representing all or part of the sales price of merchandise, insurance or services (within the meaning of Section 3(c)(5) of the 1940 Act);

(x)                                   it is denominated and payable only in Dollars of the United States;

(xi)                                it is owing by an Eligible Obligor in existence as of such date of determination;

(xii)                             it constitutes an “account” or a “general intangible” under and as defined in Section 9-102 of the UCC;

(xiii)                          it arises out of any business or related business in which the applicable Seller is engaged, the products or services of which are distributed through substantially the same distribution channels as those used with respect to products of such businesses;

(ix)                                it is not a Receivable purchased by the applicable Seller from any Person;

(x)                                   it is not an Excluded Receivable; and

(xi)                                it does not arise out of a consumer transaction.

“Eligible Servicer” means Smurfit-Stone or an entity which, at the time of its appointment as Servicer, (i) is legally qualified and has the capacity to service the Transferred Receivables, (ii) has demonstrated the ability to service professionally and completely a portfolio of similar accounts in accordance with high standards of skill and care, and (iii) is qualified and, if required, licensed to use the software that Servicer is then currently using to service the Transferred Receivables or obtains the right to use or has software which is adequate to perform its duties hereunder (including pursuant to a license from or other agreement with Smurfit Stone or any of its Affiliates) and (iv) is not a direct competitor of Smurfit Stone in the paper or packaging business.

“Enhancement Agreement” means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued.

“Entitlement Order” has the meaning assigned thereto in Section 8-102(a) of Article 8 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Seller, a corporation, trade or business that is, along with such Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Internal Revenue Code of 1986, as amended, or section 4001 of ERISA.

“ERISA Event” means a notice of Lien shall have been filed by the PBGC against a Seller or one of its ERISA Affiliates under Section 412(n) of the Code or Section 302(f) of ERISA for failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Indenture Trustee proof of release of such Lien.

“Event of Default” is defined in Section 5.2.

“Excess Concentration Balances” means, on any day with respect to any Obligor, the excess, if any, of (a) the aggregate Unpaid Balances of Eligible Receivables it owes as of such day, over (b) the product of (i) the aggregate Unpaid Balances of Eligible Receivables on such day, and (ii) the Concentration Percentage for such Obligor on such day.

“Excess Funding Account” means the account designated as such, established and owned by Issuer and maintained in accordance with Section 8.2.

“Excess Funding Account Deposit Amount” means, with reference to any day on which the Transferor Amount is, or would be, less than the Minimum Transferor Amount, an amount equal to the difference between the Minimum Transferor Amount and the Transferor Amount.

“Exchange Partner Arrangement” means an agreement between Smurfit-Stone and a third party manufacturer of paperboard products, entered into primarily for the purpose of reducing freight costs, but at times also to meet the purchaser’s needs for certain product, whereby each of such parties purchases goods from the other’s manufacturing facilities, and in the case of freight-related arrangements, from facilities located in proximity and for delivery to such purchaser or such purchaser’s customers, in each instance in exchange for a reciprocal purchase commitment by such seller.

“Excluded Receivable” means (a) any Receivable, the related Obligor of which is subject to an Exchange Partner Arrangement, (b) any interplant Receivable, (c) any Receivable, the related Obligor of which remits payments to a lock-box located in Canada and (d) any Receivable originated by the Containerboard Marketing division of Smurfit-Stone; provided that Receivables described in the preceding clause (d) will cease to be Excluded Receivables upon satisfaction of the Rating Agency Condition.

“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; with respect to any limited liability company, any controlling member or authorized manager thereof; and with respect to any partnership, any general partner thereof.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Assignment of Claims Act” means the provisions of the United States Code, 31 U.S.C. §3727 and 41 U.S.C. §15.

“Federal Book-Entry Regulations” means (a) the Federal regulations listed on Appendix A to Operating Circular No. 7 issued by the Federal Reserve Banks and (b) the Federal regulations published at 25 C.F.R. Part 350.

“Federal Book-Entry Security” means a marketable security (a) issued in electronic form by (i) the United States Government, (ii) the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association or (iii) any direct obligation of any other agency or instrumentality of the United States Government that is fully guaranteed as to timely payment or principal and interest by the United States of America and (b) that the Federal Reserve Banks have determined is eligible to be held in an account at a Federal Reserve Bank containing securities of such type pursuant to the Federal Book-Entry Regulations.

“Financial Asset” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“Funding LLC” means, SSCE Funding, LLC, a Delaware limited liability company.

“Funding LLC Limited Liability Company Agreement” means the Limited Liability Company Agreement, dated as of November 18, 2004, of Funding LLC.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office, commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to create and grant a Lien pursuant to this Indenture, and other forms of the verb “to Grant” shall have correlative meanings. A Grant with respect to the Collateral or any other agreement or instrument shall include a grant of a Lien upon all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the right, upon the occurrence of a Default and declaration thereof by the party to whom such Grant is made, to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” means, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series is to be included.

“Indemnified Liabilities” is defined in Section 6.2 of the Sale Agreement.

“Indenture” means this Master Indenture, dated as of November 23, 2004, between Issuer and Indenture Trustee.

“Indenture Supplement” means, with respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

“Independent” means, with respect to any specified Person, any such Person who (a) does not have any direct financial interest, or any material indirect financial interest in any Seller, Servicer, Transferor, Issuer, or any Affiliate of any thereof and (b) is not connected with any Seller, Servicer, Transferor, Issuer, or any Affiliate of any thereof, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of any Seller, Servicer, Transferor, Issuer, or any Affiliate of any thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by any Seller, Servicer, or any Affiliate thereof (other than Issuer or Transferor), as the case may be.

“Independent Certificate” means a certificate or opinion to be delivered to Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.1, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Independent Director” shall mean a member of the board of directors of SRC who is not, and never was, (A) a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by such director, in such person’s capacity as a director for SRC) in any form whatever from, or any person that has provided any service (excluding however, any service provided by such director, in such person’s capacity as a director for SRC) in any form whatever to, SRC or any of its affiliates or associates, or (B) any person owning beneficially, directly or indirectly, any outstanding shares of common stock of SRC, or a stockholder, director, officer, employee, affiliate, associate, customer or supplier of, or any person that has received any benefit (excluding, however, any compensation received by such director, in such person’s capacity as a director for SRC) in any form whatever from, or any person that has provided any service (excluding, however, any service provided by such director, in such person’s capacity as a director for SRC) in any form whatever to, such beneficial owner or any of such beneficial owner’s affiliates or associates.  An “Independent Director” cannot be a trustee in bankruptcy for Smurfit-Stone or any Affiliate of Smurfit-Stone.  Notwithstanding the foregoing, an individual shall not be deemed ineligible to be an Independent Director solely because such individual (i) owns 1% or less of the outstanding stock of an affiliate of Funding LLC that is a publicly-traded company or (ii) serves or has served in the capacity of an “independent trustee”, “independent manager” or “independent director” or a similar capacity for other “special purpose entities” formed by an affiliate of Funding LLC.

“Insolvency Event” means, with respect to a specified Person: (a) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such Person under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Instruments” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Interest Rate” means, as of any date of determination and with respect to any Series or Class, the interest rate in effect on such date for such Series or Class specified in the related Indenture Supplement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means, with respect to any Payment Date, the interest and other investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts (other than any Series Collection Subaccount) to be included as part of Trust Available Funds pursuant to Section 8.3.

“Investment Property” has the meaning assigned thereto in Section 9-102 of Article 9 of the UCC.

“Issuer” means SSCE Funding, LLC, a Delaware limited liability company, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in this Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request, respectively, signed in the name of Issuer by any one of its Authorized Officers and delivered to Indenture Trustee.

“Issuer Pay Out Event” is defined in Section 5.1.

“Legal Final Maturity” means, with respect to any Series, the maturity date for such Series specified in the related Indenture Supplement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, any lease or title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing).

“Lock-Box Account” means a bank account in the name of Issuer and pledged to Indenture Trustee, on behalf of the Noteholders, maintained with a Lock-Box Bank.

“Lock-Box Agreements” means the collective reference to each agreement among the Servicer, the Indenture Trustee, the Issuer and a Lock-Box Bank.

“Lock-Box Banks” means any of the banks listed in Schedule 5.3(m) to the Transfer and Servicing Agreement (including their successors) and any other bank which becomes a Lock-Box Bank pursuant to Section 5.3(m) of the Transfer and Servicing Agreement and which is a party to a Lock-Box Agreement.

“Loss Allocation Percentage” is defined, with respect to any Series, in the related Indenture Supplement.

“Loss Reserve Ratio” is defined, for any Series, in each Indenture Supplement.

“Material Adverse Effect” means, as to any Person and/or to any event or circumstance and at any time, a material adverse effect on (a) the ability of such Person to perform its obligations under any Transaction Document to which it is a party or (b) the validity, enforceability, or collectibility of the Collateral.

“Minimum Aggregate Receivables Balance” means, on any date of determination, the greater of (a) the sum of (i) the Aggregate Adjusted Collateral Amount, and (ii) the Minimum Transferor Amount, in each case as of such date and (b) the sum of the numerators used to determine the Allocation Percentages for Trust Available Funds of all Series outstanding on such date.

“Minimum Transferor Amount” means zero.

“Minimum Transferor Percentage” is defined, for any Series, in the Indenture Supplement for such Series.

“Monthly Report” is defined in Section 5.4(c) of the Transfer and Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Eligible Receivables” means, for any Business Day an amount equal to (a) the Aggregate Eligible Receivables at the end of the prior Business Day, minus (b) the then aggregate amount of all Excess Concentration Balances with respect to all Obligors at the end of such prior Business Day minus (c) Unapplied Cash, minus (d) Potential Early Pay Discounts minus (e) the B&H Reserve.

“Net Worth” means, the Aggregate Receivables Balance minus the sum of (i) the aggregate outstanding principal balance of all loans evidenced by each Short-Term Note and (ii) the aggregate outstanding principal amount of the Notes.

“New Issuance” is defined in Section 2.8.

“Note Balance” means, with respect to any Series or Class, the aggregate Outstanding Principal Balance of such Series or Class of Notes from time to time.

“Note Depository Agreement” means the agreement among Issuer, Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of November 23, 2004.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.4.

“Noteholder” means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a “Noteholder” in any Indenture Supplement.

“Notes” means all Series of Notes issued by Issuer pursuant to this Indenture and the Indenture Supplements.

“Obligor” means, as to each Receivable, any Person who owes payments under the Receivable.

“OC Measuring Period” means with respect to each Determination Date and each Settlement Period falling in the Amortization Period for any Series, the Settlement Period most recently ended prior to such Determination Date (or the portion of such Settlement Period falling after the day before the commencement of such Amortization Period, in the case of the first Determination Date falling in such Amortization Period).

“Officers’ Certificate” means, as to any Person, a certificate signed by an Authorized Officer of such Person.  One of the officers signing an Officer’s Certificate given pursuant to Section 3.9 shall be the principal executive, financial or accounting officer of Issuer.

“Opinion of Counsel” means a written opinion of counsel (who may, except as otherwise expressly provided in this Agreement, be an employee of or counsel to Issuer or an Affiliate of Issuer), which counsel and opinion shall be acceptable to Indenture Trustee, or the Rating Agencies, as applicable.

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with Indenture Trustee or any Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture); and

(iii) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to Indenture Trustee is presented that any such Notes are held by a protected purchaser; provided, that in determining whether the Noteholders of the requisite Outstanding Principal Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by Transferor or any Affiliate thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not Transferor or any Affiliate thereof.

“Outstanding Principal Balance” means the aggregate principal amount of any Series of Notes, any Class of Notes or all of the Notes, as applicable, Outstanding at the date of determination.

“Paired Series” means (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Collateral Amount or Adjusted Collateral Amount of such Series results in the increase of the Collateral Amount of such other Series, as described in the related Indenture Supplements, and (ii) such other Series.

“Paying Agent” means with respect to the Notes, initially Indenture Trustee or any other Person that meets the eligibility standards for Indenture Trustee specified in Section 6.11 and is authorized by Issuer to make the payments from the Series Accounts, including payment of principal of or interest on the Notes on behalf of Issuer; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Payment Date,” unless otherwise specified in the Indenture Supplement for a Series, is the 15th day of each month (or if such day is not a Business Day, the next succeeding Business Day).

“Pay Out Event” means, with respect to any Series, an Issuer Pay Out Event or a Series Payout Event for such Series.

“PBGC” means the Pension Benefit Guaranty Corporation as established under the provisions of Section 4002 of ERISA.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other charges of any Governmental Authority not yet due and payable; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which a Seller or any Affiliate thereof is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of a Seller or any Affiliate thereof; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any one time; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which a Seller or any Affiliate thereof is a party; (h) any attachment or judgment Lien not constituting a Series Pay Out Event with respect to any Series or an Event of Default; and (i) presently existing or hereafter created Liens in favor of any Seller, Transferor, Issuer or Indenture Trustee.

“Permitted Investments” means one or more of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

(b) commercial paper (having original maturities of not more than 30 days) which on the date of acquisition are rated at least A-1+ by S&P and P-1 by Moody’s;

(c) securities of money market funds rated on the date of acquisition in the highest rating category of S&P and P-1 by Moody’s; and

(d) any other investment permitted by each of the Rating Agencies as set forth in writing delivered to Indenture Trustee; provided, that investments described in this clause (d) shall be made only if there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that making such investments will not require Issuer to register as an investment company under the Investment Company Act.

All investment instructions relating to the Trust Accounts shall be sent by the Servicer to both the applicable deposit institution and the Indenture Trustee and the Indenture Trustee shall review such instructions to verify that the investments selected by the Servicer are Permitted Investments.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, or Government Authority or any other entity of whatever nature.

“Potential Early Pay Discounts” means, collectively, the discounts as reflected on the applicable Daily Report which have been assumed by such Seller on each Business Day to be applicable to certain Eligible Obligors. Such Seller will assume that a discount is applicable if a Contract provides for a discount by its terms.

“Predecessor Note” means, with respect to any particular Note in a Series, every previous Note in such Series evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note in a Series authenticated and delivered under Section 2.5 in lieu of a mutilated, lost, destroyed or stolen Note in such Series shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal Terms” means, with respect to any Series, the following information related thereto:  (a) the name or designation and Closing Date for such Series; (b) the initial principal amount (or method for calculating such amount), the Available Overcollateralization (or method for calculating such amount), the Collateral Amount and the Transferor Amount; (c) the Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue (which may be the Payment Date and the Settlement Period, as applicable); (e) the method for allocating Trust Available Funds to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the Servicing Fee; (h) the terms of any form of Series Enhancements with respect thereto; (i) the terms, if any, on which the Notes of such Series may be exchanged for Notes of another Series, repurchased by Issuer or remarketed to other investors; (j) the Legal Final Maturity; (k) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (l) the priority of such Series with respect to any other Series; (m) whether such Series will be part of a Group; (n) the legal final maturity date on which the rights of the Noteholders of such Series to receive payments from Issuer will terminate; and (o) whether such Series will, or subject to the requirements of an Indenture Supplement may, be a Paired Series and the Series with which it will be paired, if applicable.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Processing Date” shall mean, with respect to any transaction by a Seller which generates a Receivable, the date that such transaction has been or should have been first recorded in the computer master file of Receivables maintained by such Seller or Servicer (without regard to the effective date of such recordation).

“Purchase Price” is defined in Section 2.2(a) of the Sale Agreement.

“Purchase Price Percentage” means a percentage agreed upon from time to time (but no less frequently than once each calendar quarter) by each Seller and SRC, which percentage shall reflect a fair market discounted net present value of the Unpaid Balance of Receivables transferred to SRC by such Seller hereunder, expressed as a percentage of such Unpaid Balance; provided that (i) such percentage may be greater or less than 100% and (ii) the calculation of such discounted net present value shall take into account: (a) the expected yield on the Receivables reduced by costs to SRC of financing the Receivables and paying the Servicing Fee; (b) the expected losses on the Receivables (based upon historical losses on the Receivables and such other factors as shall be agreed between SRC and each Seller), net of the expected benefits to SRC generated as a result of each Seller’s obligation to pay Dilution Adjustments and Repurchase Amounts to SRC pursuant to Sections 2.4 and 7.2(b); (c) a reasonable expected rate of return on capital of SRC from its purchase of Receivables; and (d) such other factors as may be mutually agreed between SRC and each Seller and as are customarily reflected in arm’s-length purchases and sales of comparable Receivables.  The Purchase Price Percentage shall be calculated prospectively with respect to Receivables transferred on and after the date of such calculation.  In no event shall the Purchase Price Percentage (i) be adjusted retroactively to account for the actual performance of previously purchased Receivables or for SRC’s actual rate of return on previously purchased Receivables or (ii) be increased from and after the occurrence of, and during the continuation of, any SA Transfer Termination Event or any event which would, upon the giving of notice or the passage of time or both, constitute an SA Transfer Termination Event.

“Purchase Termination Event” means, with respect to any Seller, the occurrence of any of the following events: (a) an Insolvency Event with respect to such Seller, (b) a federal tax notice of Lien shall have been filed against such Seller unless there shall have been delivered to Indenture Trustee proof of release of such Lien or (c) an ERISA Event shall have occurred with respect to such Seller.

“Rated Notes” means any Series or Class of Notes that is rated by one or more Rating Agencies.

“Rating Agency” means, with respect to any outstanding Series or Class, each rating agency, if any, as specified in the applicable Indenture Supplement, selected by Transferor to rate the Notes of such Series or Class.

“Rating Agency Condition” means, subject to the requirements of an Indenture Supplement, with respect to any action, that each Rating Agency shall have been given prior notice thereof and that each of the Rating Agencies shall have notified Issuer and Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any Rated Notes.

“Receivable” means, each account receivable or general intangible that is owing upon creation to a Seller by an Obligor under a Contract arising from the sale of goods, merchandise or services rendered by a Seller in connection with its businesses, including all obligations of such Obligor with respect thereto, including, without limitation, all proceeds of the forgoing.  A Receivable shall be deemed to have been created at the end of the day on the Processing Date of such Receivable.

“Record Date” means, with respect to a Payment Date or Redemption Date, unless otherwise specified for a Series in the Indenture Supplement for such Series, the close of business on the last day of the Settlement Period prior to such Payment Date or Redemption Date, or, if Definitive Notes are issued, the close of business on the last day of the Settlement Period preceding the month of such Payment Date, whether or not such day is a Business Day, or if Definitive Notes were not outstanding on such date, the date of issuance of the Definitive Notes.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Seller, Servicer or any sub-servicer with respect to the Receivables and the Obligors thereunder, and the Related Security with respect thereto.

“Recoveries” means all Collections received by the Indenture Trustee in respect of Defaulted Receivables.

“Redemption Date” is defined, for any Series, in the Indenture Supplement for such Series.

“Redemption Price” is defined, for any Series, in the Indenture Supplement for such Series.

“Related Security” means with respect to any Transferred Receivable: (a) any interest (including security interests), if any, in the merchandise sold to originate such Transferred Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Transferred Receivable whether pursuant to the Contract related to such Transferred Receivable or otherwise (including rights (if any) to receive proceeds on insurance policies covering the Obligors); and (c) all Records relating to such Transferred Receivable.

“Repurchase Amount” is defined in Section 9.2(b) of the Transfer and Servicing Agreement.

“Repurchase Event” is defined in Section 9.2(b) of the Transfer and Servicing Agreement.

“Required Capital Amount” means at any time, the highest of the following amount calculated for each Series: the sum of (a) the product of (i) the Loss Reserve Ratio (as defined in the related Indenture Supplement), times (ii) the Net Eligible Receivables (as defined in the related Indenture Supplement), (b) the Excess Concentration Balances (as defined in the related Indenture Supplement) for the Top 3 Obligors (as defined in the related Indenture Supplement) and (c) the aggregate Unpaid Balances of all Transferred Receivables more than 120 days past due.

“Required Overcollaterization Amount” is defined, for any Series, in the Indenture Supplement for such Series.

“Requirements of Law” means, for any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve).

“Responsible Officer” means, with respect to Indenture Trustee, (a) any officer within the Corporate Trust Office of Indenture Trustee, including any Vice President, Assistant Vice President, Secretary or Assistant Secretary, or any other officer of Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and (b) any other officer within the Corporate Trust Office with direct responsibility for the administration of this Indenture or to whom any corporate trust matter is referred at Indenture Trustee’s Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act.

“SA Receivable” means a Receivable sold or contributed to SRC or in which SRC has otherwise acquired an interest, in each case, pursuant to Section 2.1 of the Sale Agreement.

“SA Repurchase Amount” is defined in Section 7.2(b) of the Sale Agreement.

“SA Repurchase Event” is defined in Section 7.2(b) of the Sale Agreement

“SA Transfer” means each sale pursuant to Section 2.1(a) or (b) of the Sale Agreement.

“SA Transfer Date” means a date on which SRC acquires Receivables from a Seller pursuant to the Sale Agreement as more fully described in Section 2.1(a) and (b) of the Sale Agreement.

“SA Transferred Assets” means:

(i)                                     all SA Receivables;

(ii)                                  all Related Security in respect of such SA Receivables;

(iii)                               all Collections in respect of such SA Receivables;

(iv)                              all rights (including rescission, replevin or reclamation, but none of the obligations) relating to such Receivables or arising therefrom; and

(v)                                 all proceeds of or payments in respect of any and all of the assets identified in the foregoing clauses.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale Agreement” means the Sale Agreement, dated as of November 23, 2004, among the Sellers and Transferor.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Account” has the meaning assigned thereto in Section 8-501(a) of Article 8 of the UCC.

“Securities Act” means the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Entitlement” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“Securities Exchange Act” means the provisions of the Securities Exchange Act of 1934 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Securities Intermediary” is defined in Section 8-102 of Article 8 of the UCC.

“Seller” and “Sellers” are each defined in the preamble to the Sale Agreement.

“Seller Addition Date” is defined in Section 8.1(b) of the Sale Agreement.

“Seller Repurchase Payment” is defined in Section 7.2(b) of the Sale Agreement.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means, with respect to any Series, any of the accounts established and designated as such pursuant to the related Indenture Supplement.

“Series Collection Subaccount” is defined, for any Series, in the related Indenture Supplement.

“Series Enhancement” means the rights and benefits provided to Issuer or the Noteholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, interest rate cap agreement, cross support feature or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) any account or deposits therein or the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Pay Out Event” is defined, for any Series, in the related Indenture Supplement.

“Series Principal Collection Sub-subaccount” is defined, for any Series, in the related Indenture Supplement.

“Service Transfer” is defined in Section 7.1(b) of the Transfer and Servicing Agreement.

“Servicer” means Smurfit-Stone, as Servicer of the Transferred Receivables, and each successor to Smurfit-Stone (in the same capacity) pursuant to Section 7.2 of the Transfer and Servicing Agreement.

“Servicer Default” is defined in Section 7.1(a) of the Transfer and Servicing Agreement.

“Servicer Transfer Costs” is defined in Section 7.1(b) of the Transfer and Servicing Agreement.

“Servicing Fee” is defined in Section 5.2 of the Transfer and Servicing Agreement.

Settlement Period” unless otherwise specified in the Indenture Supplement for a Series, each monthly period from and including the first day of each calendar month to and including the last day of such calendar month; provided that in the case of the initial Settlement Period, “Settlement Period” shall mean the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs.

“Short-Term Note” means a promissory note from SRC to a Seller, substantially in the form of Exhibit A to the Sale Agreement.

“Smurfit-Stone” means Smurfit-Stone Container Enterprises, Inc., a Delaware corporation.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“Stock” means all shares, options, warrants, membership interests in a limited liability company, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“SRC” means Stone Receivables Corporation, a Delaware corporation.

“SRC Indemnified Person” is defined in Section 6.2.

“SRC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of SRC filed November 23, 2004.

“Subsidiary” means, with respect to any Person, any corporation or other Person (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” is defined in Section 7.2 of the Transfer and Servicing Agreement.

“Target Receivables Amount” is defined, for any Series, in the Indenture Supplement for such Series.

“Termination Notice” has the meaning assigned to such term in Section 7.1(b) of the Transfer and Servicing Agreement.

“Tier-1 Obligor” means, subject to the second paragraph of the definition of “Tier-4 Obligor”, any Obligor that (a) has a short-term unsecured debt rating from each Rating Agency of at least “A-1”/”P-1” or the equivalent thereof, if such Obligor’s short-term unsecured debt is rated by such Rating Agency, or (b) (i) has no short-term unsecured debt rating from any Rating Agency and (ii) has a long-term unsecured debt rating from each Rating Agency of at least “A+”/”A1” or the equivalent thereof.

“Tier-2 Obligor” means, subject to the second paragraph of the definition of “Tier-4 Obligor”, any Obligor, other than a Tier-1 Obligor, that (a) has a short-term unsecured debt rating from each Rating Agency of at least “A-2”/”P-2” or the equivalent thereof, if such Obligor’s short-term unsecured debt is rated by such Rating Agency, or (b) (i) has no short-term unsecured debt rating from any Rating Agency and (ii) has a long-term unsecured debt rating from each Rating Agency of at least “BBB+”/”Baa1” or the equivalent thereof.

“Tier-3 Obligor” means, subject to the second paragraph of the definition of “Tier-4 Obligor”, any Obligor, other than a Tier-1 Obligor or Tier-2 Obligor, that (a) has a short-term unsecured debt rating from each Rating Agency of at least “A-3”/”P-3” or the equivalent thereof, if such Obligor’s short-term unsecured debt is rated by such Rating Agency, or (b) (i) has no short-term unsecured debt rating from any Rating Agency and (ii) has a long-term unsecured debt rating from each Rating Agency of at least “BBB-”/”Baa3” or the equivalent thereof.

“Tier-4 Obligor” means, subject to the following paragraph, any Obligor other than a Tier-1 Obligor, Tier-2 Obligor or Tier-3 Obligor.

With respect to the definitions of Tier-1 Obligor, Tier-2 Obligor, Tier-3 Obligor and Tier-4 Obligor, if an Obligor has no short-term or long-term unsecured debt rating from S&P, and such Obligor does have a short-term or long-term unsecured debt rating from Moody’s, then:  (A) Moody’s shall be deemed to be a Rating Agency with respect to such Obligor for purposes of the short-term and long-term unsecured debt ratings set forth in such definitions and (B) (1) if the short-term unsecured indebtedness of such Obligor is rated “P-1” by Moody’s and the long-term unsecured indebtedness of such Obligor is rated at least “Aa3” by Moody’s, then the short-term unsecured debt rating relating to S&P set forth in such definition shall be deemed to be not less than “A-1” by S&P, and (2) except as provided in clause (1), any short-term or long-term unsecured debt rating category relating to S&P set forth in such definitions shall be deemed to be a corresponding rating from Moody’s which is one subcategory below the applicable short-term or long-term unsecured rating category relating to S&P, if the ratings with respect to any Obligor are split, the lower of such rating will control whether such Obligor is a Tier-1 Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

“Top 3 Obligors” means the three Obligors as of the last day of any Settlement Period (a) that are parties to long-term written contracts with a Seller, which contracts do not contain explicit waiver of set off language and (b) that owe, by dollar amounts, the largest of the Unpaid Balances of Eligible Receivables.  All Obligors that are known to Servicer as being Affiliates of each other shall be deemed to be a single Obligor for purposes of this definition.  For purposes of this definition, a long-term contract is a contract that has a stated termination date that is more than twelve (12) months after the date of such contract.

“TIA” or the “Trust Indenture Act” means the Trust Indenture Act of 1939, as in force on the date of this Indenture unless otherwise specifically provided, provided however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” or “Trust Indenture Act” means to the extent required by such an amendment, the Trust Indenture Act of 1939 as so amended.

“Transaction Documents” means the Sale Agreement, the Transfer and Servicing Agreement, the Indenture, each Indenture Supplement, each Lock-box Agreement and all other agreements, instruments, and documents, including all other pledges, powers of attorney, consents, assignments, contracts, notices and fee letters, delivered in connection with any of the foregoing.  Any reference in the foregoing documents to a Transaction Document shall include all Annexes, Exhibits and Schedules thereto.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of November 23, 2004, among Transferor, Servicer and Issuer.

“Transfer Termination Event” means the occurrence of any of the following events: (a) an Insolvency Event with respect to SRC, (b) a federal tax notice of Lien shall have been filed against SRC unless there shall have been delivered to Indenture Trustee proof of release of such Lien or (c) an ERISA Event shall have occurred with respect to SRC.

“Transferor” means Stone Receivables Corporation, a Delaware corporation.

“Transferor Amount” means, on any Determination Date, the Net Eligible Receivables at the end of the day immediately prior to such Determination Date, minus the Aggregate Target Receivables Amount at the end of such day (it being understood that the Transferor Amount may be less than zero).

“Transferor Interest” means the interest of Transferor or its assigns in the Collateral, which entitles Transferor or its assigns to receive the various amounts specified in the Transaction Documents to be paid or transferred to the holder(s) of the Transferor Interest.

“Transferor Percentage” means, on any date of determination, the percentage equivalent of a fraction equal to 100%, minus the Aggregate Allocation Percentage; provided, however, that the Transferor Percentage shall never be less than zero.

“Transferred Receivable” means a Receivable purchased by Issuer or in which Issuer has otherwise acquired an interest, in each case, pursuant to Section 2.1 of the Transfer and Servicing Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Account Property” means the Trust Accounts, all amounts, Financial Assets, Investment Property and other investments or other property held from time to time in or credited to any Trust Account and all Proceeds of the foregoing.

“Trust Accounts” has the meaning assigned thereto in Section 8.2(a).

“Trust Available Funds” means, with respect to any Business Day, the sum, without duplication, of the following amounts, to the extent received by Servicer (or any Seller, Transferor or Issuer) or paid to or deposited in any Lock-Box Account or the Collection Account since the prior Business Day: (a) Collections, (b) Recoveries, (c) payments by any Seller with respect to Transferred Receivables for or on account of any Dilutive Credits that have been, or deemed to have been, collected by Servicer, (d) payments allocable to Transferred Receivables for the breach of any representation, warranty or covenant with respect to such Transferred Receivables and (e) Investment Earnings.

“TSA Assets” is defined in Section 2.1(a) of the Transfer and Servicing Agreement.

“TSA Termination Date” is defined in Section 9.4 of the Transfer and Servicing Agreement.

“TSA Transfer” is defined in Section 2.1(a) of the Transfer and Servicing Agreement.

“TSA Transfer Date” means a date on which Funding LLC acquires Transferred Receivables from SRC pursuant to this Agreement, as more fully described in Section 2.1(a) of the Transfer and Servicing Agreement.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Unapplied Cash” means, on any Business Day, available funds received in the Collection Account and reflected in the Daily Report for that Business Day that have not been applied as Collections on a particular Receivable on or prior to the time as of which that Daily Report is prepared.

“Uncertificated Security” has the meaning assigned thereto in Section 8-102 of Article 8 of the UCC.

“Unpaid Balance” means with respect to any Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) the sum of (i) all Collections received thereunder and (ii) all Dilutive Credits with respect thereto; provided, that if such Receivable is determined to be uncollectible by the Servicer or is written off in accordance with the Credit and Collection Policies, the Unpaid Balance shall be zero.

“Variable Interest” means any Note that is designated as a variable funding note in the related Indenture Supplement.

“Write-Off Amount” means, for any OC Measuring Period, the aggregate of the Unpaid Balances of all Transferred Receivables that are determined to be uncollectible and are written off in accordance with the Credit and Collection Policies during such OC Measuring Period.